                                                                       EXHIBIT 4

                                                               EXECUTION VERSION

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 20, 2006, among GENERAL MOTORS CORPORATION, a Delaware corporation ("GM") and GENERAL MOTORS OF CANADA LIMITED ("GM Canada"; each of GM and GM Canada, a "Borrower" and, together, the "Borrowers"), SATURN CORPORATION, as a Guarantor, CITICORP USA, INC., as administrative agent for the Lenders hereunder (in such capacity, the "Agent"), JPMORGAN CHASE BANK, N.A., as syndication agent (in such capacity, the "Syndication Agent") and the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders").

          WHEREAS, GM, certain of its affiliates, certain of the Lenders and the Agent are parties to the Credit Agreement dated as of June 16, 2003 (as amended prior to the Effective Date, the "Existing Credit Agreement");

          WHEREAS, pursuant to the Existing Credit Agreement, certain of the Lenders have committed to make loans and other extensions of credit to GM and certain of GM's affiliates;

          WHEREAS, the Tranche B Commitments and the Tranche C Commitments under the Existing Credit Agreement have been terminated at the request of GM and its affiliates party to the Existing Credit Agreement;

          WHEREAS, (a) this Agreement, on the terms and subject to the conditions set forth herein, shall amend and restate the Existing Credit Agreement in its entirety as of the Effective Date and (b) from and after the Effective Date, the Existing Credit Agreement shall be of no further force or effect;

          NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

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                                                                               2


          "ABR Loans": Revolving Credit Loans bearing interest at a rate determined by reference to the ABR.

          "Acceptance": a Draft drawn by GM Canada on a Canadian/US Secured Lender conforming to the requirements of subsection 2.4 and accepted by such Canadian/US Secured Lender in accordance with subsection 2.4(c). As the context shall require, "Acceptance" shall also have the meaning ascribed to it in subsection 2.4(j).

          "Acceptance Equivalent Loan": an advance made under this Agreement by a Canadian/US Secured Lender evidenced by a Discount Note.

          "Acceptance Exposure": at any time, the Dollar Equivalent of the aggregate face amount of the outstanding Acceptances and Acceptance Equivalent Loans at such time. The Acceptance Exposure of any Canadian/US Secured Lender at any time shall be its Canadian/US Secured Commitment Percentage of the aggregate Acceptance Exposure at such time.

          "Acceptance Fee": has the meaning assigned to such term in subsection 2.4(m).

          "Acceptance Obligation": in respect of each Acceptance, the obligation of GM Canada to pay to the Canadian/US Secured Lender that accepted such Acceptance the face amount thereof as required by subsection 2.4(e).

          "ACH": Automated Clearing House.

          "Additional Lender": has the meaning assigned to such term in subsection 2.1(f).

          "Affiliate": with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of voting stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent": as defined in the preamble.

          "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Alternative Currencies": as defined in subsection 2A.1.

          "Applicable Lending Office": for any Lender, with respect to each Borrower, such Lender's office, branch or Affiliate designated for Acceptances, Acceptance Equivalent Loans, Eurodollar Loans, ABR Loans, Canadian Base Rate Loans and participations in Letters of Credit, as applicable, as notified to the Agent and the Borrowers or as otherwise specified in the Assignment and Acceptance, any of which offices may, subject to subsection 2.19, be changed by such Lender upon 10 days' prior written notice to the Agent and the Borrowers.

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                                                                               3


          "Applicable Margin": (a) with respect to the Non-Extended Loans, as defined in subsection 2.12(e) and (b) with respect to the Extended Secured Loans, as defined in subsection 2.12A(e).

          "Application": an application, in such form as the applicable Issuing Bank may specify from time to time, requesting such Issuing Bank to issue a Letter of Credit.

          "Assignee": as defined in subsection 10.6(b).

          "Assignment and Acceptance": as defined in subsection 10.6(b)(ii)(B).

          "Attributable Indebtedness": at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by a Financial Officer of GM), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided that in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then current amount of such penalty from the later of such two dates and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

          "Available Canadian/US Secured Commitment": as to any Canadian/US Secured Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Canadian/US Secured Commitment then in effect over (b) such Lender's Canadian/US Secured Extensions of Credit then outstanding.

          "Available Non-Extended Commitment": as to any Non-Extending Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Non-Extended Commitment over (b) the sum of the aggregate outstanding principal amount at such time of all Non-Extended Loans plus Competitive Loans plus Money Market Advances made by such Non-Extending Lender.

          "Available US Secured Commitment": as to any US Secured Lender at any time, an amount equal to the excess, if any, of (a) such Lender's US Secured Commitment then in effect over (b) such Lender's US Secured Loans then outstanding.

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                                                                               4


          "Average Daily Production": as provided in the definition of Material Production Event Period.

          "Borrowers": as defined in the preamble to this Agreement.

          "Borrowing": a group of Loans to a single Borrower of a single Type made by the Lenders under the same Tranche (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to subsection 2.5) on a single date and as to which a single Interest Period is in effect.

          "Business Day": any day that (i) is not a Saturday or Sunday and (ii)
(A) when used in connection with any ABR Loan denominated in Dollars, any day on which banks are open for business in New York, (B) when used in connection with any Eurodollar Loan denominated in Dollars, any day on which dealings in Dollars can occur in the London interbank market and on which banks are open for business in New York and (C) when used in connection with any Canadian/US Secured Loan denominated in Canadian Dollars, any day on which banks are open for business in Toronto.

          "CAM Date": the first date after the Effective Date on which there shall occur (a) any event described in clauses (i) or (ii) of paragraph (e) of
Section 7 or (b) an acceleration of Extended Secured Loans pursuant to Section
7.

          "CAM Exchange": as defined in Section 10.7(b).

          "CAM Percentage": as to any Secured Lender, the percentage which the sum of the US Secured Commitment and the Canadian/US Secured Commitment of such Secured Lender as of the CAM Date (before any termination thereof on such date) constitutes of the sum of the Total US Secured Commitments and the Total Canadian/Secured Commitments of all Secured Lenders as of such date (before any termination thereof on such date).

          "Canadian Base Rate": the higher of:

               (a) the rate of interest publicly announced by the Agent from time to time as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada; and

               (b) the average annual rate as determined by the Agent as being the "BA 1 month" rates applicable to banker's acceptances in Canadian Dollars displayed and identified as such on the "Reuters screen CDOR page" (the "CDOR Rate") at approximately 10:00 A.M. on such day (provided that if such rates do not appear on the Reuters screen CDOR page, then the CDOR Rate shall be the average of the rate quotes for banker's acceptances denominated in Canadian Dollars with a term of 30 days received by the Agent at approximately 10 A.M. on such day (or, if such day is not a Business Day, on the next preceding Business
Day) from two or more Schedule I Lenders) plus 0.5%.

          "Canadian Base Rate Loans": Revolving Credit Loans bearing interest at a rate determined by reference to the Canadian Base Rate.

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                                                                               5


          "Canadian Collateral": all property of GM Canada, now owned or hereafter acquired, upon which a Lien is purported to be created by any Canadian Security Document.

          "Canadian Collateral Value": as of any date of determination, the sum of (a) the Canadian PP&E Value and (b) 66 2/3% of the net book value (including a gross up for LIFO reserves) of all other Canadian Collateral of GM Canada as of the most recent fiscal quarter of GM Canada with respect to which a Financial Officer of GM Canada has delivered a certificate pursuant to subsection 5.2(b). For purposes of determining the Canadian Collateral Value, Canadian Collateral shall be deemed to exclude any Canadian Collateral subject to third-party liens or statutory deemed trusts securing Indebtedness (or securing other monetary obligations, if all such third-party liens or statutory deemed trusts securing other monetary obligations, in the aggregate, would materially reduce the value of the Canadian Collateral taken as a whole).

          "Canadian Dollars" and "C$": the lawful currency of Canada.

          "Canadian General Security Agreement": a general security agreement to be executed and delivered by GM Canada in favor of the Agent for and on behalf of the Canadian Secured Parties, substantially in the form of Exhibit L, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Canadian Non-Loan Exposure Cap": an amount equal to $549,900,000 or such other amount agreed to by GM, GM Canada and the Agent; provided that the Canadian Total Secured Exposure shall not exceed the lesser of (x) $6,000,000,000 less the US Total Secured Exposure and (y) the Effective Canadian Collateral Value.

          "Canadian Pension Plans": collectively, the General Motors Canadian Retirement Program for Salaried Employees (Financial Services Commission of Ontario Registration No. 0340950), and the General Motors Canadian Hourly-Rate Employees Pension Plan (Financial Services Commission of Ontario Registration No. 0340968).

          "Canadian PP&E": the Canadian Collateral consisting of plant, property and equipment (including, without limitation, machinery and special tools).

          "Canadian PP&E Value": at any time of determination, an amount equal to $1,049,000,000 increased or decreased by 40% of the aggregate increase or decrease, respectively, in the net book value of the Canadian PP&E from the Effective Date to such time.

          "Canadian Secured Obligations": all obligations of GM Canada in respect of any unpaid Canadian/US Secured Extensions of Credit made to GM Canada and any interest thereon (including interest accruing after the maturity of any Canadian/US Secured Extensions of Credit made to GM Canada and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to GM Canada, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of GM Canada to the Agent or to any Lender or any Issuing Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any

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                                                                               6


other Loan Document, the Letters of Credit, the Acceptance Equivalent Loans, the Acceptances or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise; provided that Hedging Obligations shall not be included in "Canadian Secured Obligations."

          "Canadian Secured Parties": the collective reference to the Agent and any other holder of Canadian Total Secured Exposure.

          "Canadian Security Agreements": the collective reference to the Canadian General Security Agreement and the Hypothecs.

          "Canadian Security Documents": the collective reference to the Canadian General Security Agreement, the Debentures and the Hypothecs and all other security documents hereinafter delivered to the Agent granting a Lien on any property of any Person to secure the obligations of GM Canada under any Loan Document, including financing statements or financing change statements under the PPSA.

          "Canadian Subsidiaries": the collective reference to GM Canada and any indirect Subsidiary of GM controlled by GM Canada.

          "Canadian Total Secured Exposure": as of any date of determination, the sum of (i) (A) for purposes of calculating "Canadian Total Secured Exposure" in connection with subsections 6.7 and 6.8 of this Agreement, the aggregate of the Canadian/US Secured Extensions of Credit made to GM Canada and (B) for all other purposes, the aggregate amount of the Canadian Secured Obligations, in each case, as of such date, and (ii) the aggregate amount of any Non-Loan Exposure of the Canadian Subsidiaries secured by the same Collateral which secures the Canadian Secured Obligations of GM Canada as of such date.

          "Canadian/US Secured Commitment": as to any Lender, the obligation of such Lender, if any, to make Canadian/US Secured Loans, including Acceptance Equivalent Loans, to accept Acceptances hereunder and to participate in Letters of Credit, in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Canadian/US Secured Commitment," or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the provisions of this Agreement.

          "Canadian/US Secured Commitment Percentage": as to any Canadian/US Secured Lender at any time, the percentage which such Lender's Canadian/US Secured Commitment then constitutes of the Total Canadian/US Secured Commitments or, at any time after the Canadian/US Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Canadian/US Secured Loans, Acceptances, Acceptance Equivalent Loans and L/C Obligations then outstanding constitutes of the aggregate principal amount of the Canadian/US Secured Loans, Acceptances, Acceptance Equivalent Loans and L/C Obligations then outstanding.

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                                                                               7


          "Canadian/US Secured Extensions of Credit": as to any Canadian/US Secured Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Canadian/US Secured Loans denominated in Dollars held by all Applicable Lending Offices of such Lender then outstanding, (b) the Dollar Equivalent of the aggregate principal amount of all Canadian/US Secured Loans denominated in Canadian Dollars held by all Applicable Lending Offices of such Lender then outstanding, (c) an amount equal to such Lender's Canadian/US Secured Commitment Percentage of the L/C Obligations denominated in Dollars then outstanding, (d) an amount equal to the Dollar Equivalent of such Lender's Canadian/US Secured Commitment Percentage of the L/C Obligations denominated in Canadian Dollars or any Alternative Currency then outstanding and (e) such Lender's Acceptance Exposure.

          "Canadian/US Secured Lender": as defined in subsection 2.1(c); collectively, the "Canadian/US Secured Lenders".

          "Canadian/US Secured Loan": as defined in subsection 2.1(c); collectively, the "Canadian/US Secured Loans".

          "Canadian/US Secured Tranche": the Canadian/US Secured Commitments and the provisions herein related to the extensions of credit made thereunder.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in the Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "CGM": Controladora General Motors, S.A. de C.V.

          "CGM Excluded Indebtedness": (a) any Indebtedness owed by CGM to any of its Subsidiaries, (b) any Indebtedness owed by any Subsidiary of CGM to CGM or to any of its other Subsidiaries, (c) Indebtedness incurred by CGM or any of its Subsidiaries under overdraft facilities not exceeding an aggregate principal amount of $50,000,000 outstanding at any time and (d) other Indebtedness of CGM or any of its Subsidiaries not exceeding an aggregate principal amount of $10,000,000 outstanding at any time.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

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                                                                               8


          "Commitment": as to any Lender, (a) the Non-Extended Commitment of such Lender or (b) the US Secured Commitment and/or Canadian/US Secured Commitment of such Lender, as the context may require.

          "Commitment Percentage": the reference to a Lender's Canadian/US Secured Commitment Percentage, US Secured Commitment Percentage or Non-Extended Commitment Percentage, as the context may require.

          "Commitment Period": (a) with respect to the Non-Extended Commitments, the earlier of (i) the period from and including the Original Closing Date to but not including the Non-Extended Termination Date and (ii) such earlier date on which all Non-Extended Commitments are terminated pursuant to the terms hereof and (b) with respect to the Extended Secured Commitments, the earlier of
(i) the period from and including the Effective Date to but not including the Extended Termination Date and (ii) such earlier date on which all Extended Secured Commitments are terminated pursuant to the terms hereof.

          "Competitive Bid": an offer by a Non-Extending Lender to make a Competitive Loan pursuant to subsection 2.5.

          "Competitive Bid Accept/Reject Letter": a notification made by GM pursuant to subsection 2.5(f) in the form of Exhibit D.

          "Competitive Bid Rate": as to any Competitive Bid made by a Non-Extending Lender pursuant to subsection 2.5, (i) in the case of a Eurodollar Competitive Loan, the Eurodollar Rate for Dollars plus (or minus) the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

          "Competitive Bid Request": a request made pursuant to subsection 2.5(b) in the form of Exhibit A.

          "Competitive Borrowing": a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Non-Extending Lender or Non-Extending Lenders whose Competitive Bids for such Borrowing have been accepted by GM under the bidding procedure described in subsection 2.5.

          "Competitive Loan": a Loan (which shall be a Eurodollar Competitive Loan or a Fixed Rate Loan) made by a Non-Extending Lender pursuant to the bidding procedure described in subsection 2.5.

          "Conduit Lender": any special purpose funding vehicle that (i) is organized under the laws of the United States or any state thereof and (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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                                                                               9


          "Debentures": any debenture to be executed and delivered by GM Canada in favor of the Agent for and on behalf of the Canadian Secured Parties, substantially in the form of Exhibit M, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Discount Note": a non-interest bearing, non-negotiable promissory note of GM Canada denominated in Canadian Dollars, issued by GM Canada to a Canadian/US Secured Lender, substantially in the form of Exhibit N.

          "Discount Rate": with respect to any Acceptance, (a) for a Canadian/US Secured Lender which is a Schedule I Lender, the average CDOR Rate (for the applicable term) and (b) for other Canadian/US Secured Lenders, the rate determined by the Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days, of the Schedule II/III Reference Lenders established in accordance with their normal practices at or about 10:00 A.M. (Toronto time) on the issuance date of such Acceptance, provided that the Discount Rate of such other Lenders shall not exceed for any issue the Discount Rate established pursuant to (a) above plus 0.10% per annum.

          "Disposition": with respect to any property, any sale, lease, sale and lease-back, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollar Equivalent": with respect to any amount of Canadian Dollars or, if applicable, any Alternative Currency, at any date, the amount of Dollars which could be purchased at such date for such amount of Canadian Dollars or Alternative Currency, as the case may be, at the rate of exchange set forth on the applicable page of the Telerate screen on or about 11:00 A.M., London time, on such date.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Draft": a depository bill issued in accordance with the Depository Bills and Notes Act (Canada) or a bill of exchange in the form used from time to time by each Canadian/US Secured Lender, respectively, in connection with the creation of Acceptances in accordance with the provisions of subsection 2.4 and payable in Canadian Dollars.

          "Drawing Notice": as defined in subsection 2.4(c).

          "Effective Canadian Collateral Value": as of any date of determination, the Canadian Collateral Value, as adjusted to reflect (a) any Disposition of Canadian PP&E made during the current fiscal quarter on or prior to such date (except to the extent the book value of all such Dispositions does not exceed $300,000,000 in the aggregate during such period) and (b) all Permitted Collateral Dispositions of Canadian Collateral made during the current fiscal

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                                                                              10


quarter on or prior to such date (except to the extent the book value of all such Permitted Collateral Dispositions does not exceed $100,000,000 in the aggregate during such period).

          "Effective Date": the date on which each of the conditions precedent set forth in subsection 4.1 shall have been satisfied, which date shall be July 20, 2006.

          "Effective US Collateral Value": as of any date of determination, the US Collateral Value, as adjusted to reflect (a) any Permitted Collateral Dispositions of US Collateral during the current fiscal quarter on or prior to such date (except to the extent the book value of all such Permitted Collateral Dispositions does not exceed $100,000,000 in the aggregate during such period) and (b) the incurrence during the current fiscal quarter on or prior to such date of any Indebtedness by CGM or any of its Subsidiaries (other than any CGM Excluded Indebtedness).

          "Environmental Activity": any past, present or future activity, event or circumstance in respect of a Hazardous Substance, including its presence, storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its spill, discharge, leak, release, leaching, dispersal or migration into the natural environmental, including the movement through or in the air, soil, surface, water or groundwater.

          "Environmental Laws": all applicable laws regulating, relating to or imposing liability or standards of conduct concerning protection or quality of the environment, human health, employee health and safety or transportation of Hazardous Substances.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Competitive Loan": any Competitive Loan bearing interest at a rate determined by reference to the Eurodollar Rate for Dollars.

          "Eurodollar Loan": any Eurodollar Competitive Loan or Eurodollar Revolving Credit Loan.

          "Eurodollar Rate": with respect to an Interest Period pertaining to any Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page of the Telerate Screen (or otherwise on the Telerate Service), the "Eurodollar Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in Dollars approximately equal in principal amount to (a) in the case of a Eurodollar Sub-Tranche, the portion of such Eurodollar Sub-Tranche of the Lender serving as Agent and (b) in the case of a Eurodollar Competitive Loan, a principal amount that would have been the portion of such Loan of the Lender serving as the Agent had

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                                                                              11


such Loan been a Eurodollar Revolving Credit Loan, and for a maturity comparable to such Interest Period, are offered by the principal London offices of the Reference Lenders (or, if any Reference Lender does not at the time maintain a London office, the principal London office of any Affiliate of such Reference Lender) for immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

          "Eurodollar Revolving Credit Loan": any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Reserve Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Eurodollar Rate
                     --------------------------------------
                     1.00 - Eurodollar Reserve Requirements

          "Eurodollar Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurodollar funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Sub-Tranche": the collective reference to Eurodollar Loans under a particular Tranche borrowed by the same Borrower, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Credit Agreement": as defined in the first recital of this Agreement.

          "Extended Secured Commitments": the US Secured Commitments and/or the Canadian/US Secured Commitments, as the context may require.

          "Extended Secured Loans": the collective reference to the US Secured Loans and Canadian/US Secured Loans.

          "Extended Termination Date": July 20, 2011.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day of such rates on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letter": the fee letter dated as of July 14, 2006.

          "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December, (b) the Non-Extended Termination Date with respect to the Non-Extending Lenders and (c) the Extended Termination Date with respect to the Extending Lenders.

          "Financial Officer": with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer, assistant treasurer or controller of such Person.

          "Fitch": means Fitch Investors Service, L.P. and its successors.

          "Fixed Rate Borrowing": a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan": any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Loan in its Competitive Bid.

          "GAAP": generally accepted accounting principles in the United States of America (or, in the case of financial statements of GM Canada, the generally accepted accounting principles as defined from time to time by the Accounting Standards Board of Chartered Accountants in the Handbook of the Canadian Institute of Chartered Accountants) as in effect from time to time and as applied by the applicable Borrower or GM Mexico in the preparation of GM's public financial statements.

          "GM": as defined in the preamble.

          "GM Holiday": any date that is a general holiday of GM or any of its Subsidiaries constituting its North American operations and any regularly scheduled shut-downs of the offices or manufacturing facilities of GM or any of its Subsidiaries constituting its North American operations.

          "GM Mexico": General Motors de Mexico, S. de R.L. de C.V.

          "Governmental Authority": any nation or government, any state, province, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of government including, without limitation, the European Central Bank.

          "Guarantee Obligations": as to any Person (the "guaranteeing person"), if the primary purpose or intent thereof is to provide assurance that the Indebtedness of another Person will be paid or discharged, any obligation of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to advance or supply funds for the purchase or payment of any such primary obligation, (ii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by GM in good faith.

          "Guarantors": the collective reference to GM (other than with respect to the obligations of GM in it capacity as primary obligor) and Saturn.

          "Hazardous Substance": (a) all chemicals, materials, contaminants, wastes and substances defined as or included in the definition of "contaminants", "wastes", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", restricted hazardous waste", "toxic substances", "toxic pollutants", or "pollutants" or words of similar import under any applicable Environmental Laws and (b) (ii) all other chemicals, materials and substances, exposure to which is prohibited, limited or regulated by any Governmental Authority pursuant to any applicable Environmental Laws.

          "Hedging Obligations": the obligations of GM and each of GM's Subsidiaries under any non-speculative hedging arrangements provided by any Secured Lender or any Affiliate of a Secured Lender, involving one or more debt instruments, interest rates, currencies or commodities and any extensions or replacements thereof covering substantially the same risk with respect to substantially the same debt instruments, interest rates, currencies or commodities, as applicable.

          "Hedging Secured Party": any (a) Secured Lender with an Extended Secured Commitment hereunder equal to at least the lesser of (i) $10,000,000 or
(ii) 0.223215 percent of the aggregate Extended Secured Commitments (or any Affiliate thereof) holding any Hedging Obligations or, (b) if the Extended Secured Commitments have terminated, any Secured Lender holding US Secured Loans and Canadian/US Secured Extensions of Credit equal to at least the lesser of (i) $10,000,000 or (ii) 0.223215 percent of the aggregate US Secured Loans and Canadian/US Secured Extensions of Credit (or any Affiliate thereof).

          "Hypothec": a moveable hypothec to be executed and delivered by GM Canada in favor of the Agent for and on behalf of the Canadian Secured Parties, substantially in the form of Exhibit O, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Increasing Lender": has the meaning assigned to such term in subsection 2.1(f).

          "Indebtedness": (a) for purposes of Sections 6.2 and 6.3 and Section 7(d), of any Person at any date, the amount outstanding on such date under notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (including, without limitation, indebtedness for borrowed money evidenced by a loan account) and (b) for all other purposes, of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit and similar arrangements, (v) all obligations of such Person in respect of securitizations of receivables, (vi) all net obligations of such Person under swap agreements, (vii) all purchase money indebtedness of such Person and (viii) all Guarantee Obligations of such Person in respect of any of the foregoing.

          "Interest Payment Date": (a) as to any ABR Loan or Canadian Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and on the date such Loan is paid in full, (b) as to any Eurodollar Loan or Fixed Rate Loan, the last day of the Interest Period applicable thereto and (c) as to any Eurodollar Loan or Fixed Rate Loan, having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, as the case may be, after the first day of the Interest Period applicable thereto; provided that, in addition to the foregoing, each of (i) the date upon which both the Commitments have been terminated and the Loans have been paid in full and (ii) (A) the Non-Extended Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder with respect a Non-Extended Loan and (B) the Extended Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder with respect to an Extended Secured Loan.

          "Interest Period": with respect to any Eurodollar Loan:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          (c) with respect to any Fixed Rate Loan, the period commencing on the borrowing date with respect to such Fixed Rate Loan and ending such number of days thereafter (which shall be not less than fifteen days or more than 180 days after the date of such borrowing) as selected by GM in its Competitive Bid Request given with respect thereto; and

          (d) with respect to any Money Market Advance, the period commencing on the borrowing date with respect to such Money Market Advance and ending such number of days thereafter (which shall not be more than 7 Business Days after the date of such borrowing) as agreed upon by the applicable Borrower and the Lender with respect thereto pursuant to subsection 2.6;

          provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Eurodollar Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

          (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          Notwithstanding anything to the contrary contained in this Agreement, no Interest Period shall be selected by a Borrower which ends on a date after the Non-Extended Termination Date or Extended Termination Date, as applicable.

          "Invitation for Competitive Bids": an invitation made by GM pursuant to subsection 2.5(c) in the form of Exhibit B.

          "Issuing Banks": the Applicable Lending Office of each of Citibank, N.A. and one or more additional Canadian/US Secured Lenders or any Affiliate thereof acceptable to the Agent and GM, in its capacity as issuer of any Letter of Credit.

          "ITA": the Income Tax Act (Canada) as in effect on the Effective Date or, in the case of (A) an Assignee, the date of Assignment and Acceptance, (B) a successor Agent, the date of the appointment of such Agent, (C) a successor Issuing Bank, the date such Issuing Bank becomes an Issuing Bank or (D) a Lender that changes its Applicable Lending Office, the date of such change.

          "Judgment Currency": as defined in subsection 2.23.

          "Judgment Currency Conversion Date": as defined in subsection 2.23.

          "L/C Commitment": $500,000,000.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2A.5.

          "L/C Participants": the collective reference to the Canadian/US Secured Lenders other than the Issuing Banks.

          "Lender": as defined in the preamble to this Agreement; collectively, the "Lenders"; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender, and for the purposes of Section 2.19, the term "Lender" shall include any Issuing Bank.

          "Letters of Credit": as defined in Section 2A.1(a).

          "Level I Status": exists at any date if, at such date, (a) with respect to the Non-Extended Commitments and the Non-Extended Loans, GM has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated A- or better by S&P, A3 or better by Moody's and A-or better by Fitch and (b) with respect to the Extended Secured Commitments and the Extended Secured Loans, GM has senior secured long-term debt outstanding, without third party credit enhancement, which is rated BB+ or better by S&P, Ba1 or better by Moody's and BB+ or better by Fitch; provided that if any of S&P, Moody's or Fitch shall cease to issue ratings of debt securities generally, then the Agent and GM shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two such rating agencies and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other two rating agencies and such substitute rating agency.

          "Level II Status": exists at any date if, at such date, (a) with respect to the Non-Extended Commitments and the Non-Extended Loans, GM has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated BBB+ by S&P, Baa1 by Moody's and BBB+ by Fitch and
(b) with respect to the Extended Secured Commitments and the Extended Secured Loans, GM has senior secured long-term debt outstanding, without third party credit enhancement, which is rated BB by S&P, Ba2 by Moody's and BB by Fitch; provided that if any of S&P, Moody's or Fitch shall cease to issue ratings of debt securities generally, then the Agent and GM shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two such rating agencies and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other two rating agencies and such substitute rating agency.

          "Level III Status": exists at any date if, at such date, (a) with respect to the Non-Extended Commitments and the Non-Extended Loans, GM has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated BBB by S&P, Baa2 by Moody's and BBB by Fitch and (b) with respect to the Extended Secured Commitments and the Extended Secured Loans, GM has senior secured long-term debt outstanding, without third party credit enhancement, which is rated BB- by S&P, Ba3 by Moody's and BB- by Fitch; provided that if any of S&P, Moody's or Fitch shall cease to issue ratings of debt securities generally, then the Agent and GM shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two such rating agencies and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two rating agencies and such substitute rating agency.

          "Level IV Status": exists at any date if, at such date, (a) with respect to the Non-Extended Commitments and the Non-Extended Loans, GM has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated BBB- by S&P, Baa3 by Moody's and BBB- by Fitch and
(b) with respect to the Extended Secured Commitments and the Extended Secured Loans, GM has senior secured long-term debt outstanding, without third party credit enhancement, which is rated B+ by S&P, B1 by Moody's and B+ by Fitch; provided that if any of S&P, Moody's or Fitch shall cease to issue ratings of debt securities generally, then the Agent and GM shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two such rating agencies and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two rating agencies and such substitute rating agency.

          "Level V Status": exists at any date if, at such date, (a) with respect to the Non-Extended Commitments and the Non-Extended Loans, GM has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated BB+ by S&P, Ba1 by Moody's and BB+ by Fitch and (b) with respect to the Extended Secured Commitments and the Extended Secured Loans, GM has senior secured long-term debt outstanding, without third party credit enhancement, which is rated B by S&P, B2 by Moody's and B by Fitch; provided that if any of S&P, Moody's or Fitch shall cease to issue ratings of debt securities generally, then the Agent and GM shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two such rating agencies and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two rating agencies and such substitute rating agency.

          "Level VI Status": exists at any date if, at such date, (a) with respect to the Non-Extended Commitments and the Non-Extended Loans, GM has senior unsecured long-term debt outstanding, without third party credit enhancement, which is rated lower than BB+ by S&P, Ba1 by Moody's and BB+ by Fitch and (b) with respect to the Extended Secured Commitments and the Extended Secured Loans, GM has senior secured long-term debt outstanding, without third party credit enhancement, which is rated B- or lower by S&P, B3 or lower by Moody's and B- or lower by Fitch; provided that if any of S&P, Moody's or Fitch shall cease to issue ratings of debt securities generally, then the Agent and GM shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two such rating agencies and (b) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the ratings assigned by the other two rating agencies and such substitute rating agency.

          "Lien": any mortgage, pledge, lien, security interest, charge, statutory deemed trust, conditional sale or other title retention agreement or other similar encumbrance.

          "Loan": a Competitive Loan or a Revolving Credit Loan, as the context shall require; collectively, the "Loans." For purposes of the definitions of "Majority Lenders," "Majority Tranche Lenders," "Majority Canadian/US Secured Lenders" and "Majority Secured Lenders," and for purposes of clause (i) in the second proviso of subsection 10.1, Loans shall include Acceptances, Acceptance Equivalent Loans and outstanding L/C Obligations.

          "Loan Documents": this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

          "Loan Parties": each of GM, GM Canada and Saturn.

          "Majority Canadian/US Secured Lenders": at any time, Lenders whose Canadian/US Secured Commitments represent in excess of 50% of the Total Canadian/US Secured Commitments or, if the Canadian/US Secured Commitments have terminated or for purposes of acceleration pursuant to Section 7, Lenders holding Canadian/US Secured Extensions of Credit representing in excess of 50% of the aggregate Canadian/US Secured Extensions of Credit outstanding.

          "Majority Lenders": at any time, collectively, Lenders holding more than 50% of the sum of (a) the aggregate outstanding amount of the Non-Extended Commitments or, if the Non-Extended Commitments have terminated or for purposes of acceleration pursuant to Section 7, the principal amount of all Non-Extended Loans, Competitive Loans and Money Market Advances outstanding, (b) the aggregate outstanding amount of the US Secured Commitments or, if the US Secured Commitments have terminated or for purposes of acceleration pursuant to Section 7, the principal amount of all US Secured Loans outstanding, and (c) the aggregate outstanding amount of the Canadian/US Secured Commitments or, if the Canadian/US Secured Commitments have terminated or for purposes of acceleration pursuant to Section 7, the principal amount of all Canadian/US Secured Extensions of Credit outstanding.

          "Majority Non-Extending Lenders": at any time, Lenders whose Non-Extended Commitments represent in excess of 50% of the Total Non-Extended Commitments or, if the Non-Extended Commitments have terminated or for purposes of acceleration pursuant to Section 7, Lenders holding Non-Extended Loans, Competitive Loans and Money Market Advances outstanding representing in excess of 50% of the aggregate principal amount of all Non-Extended Loans outstanding.

          "Majority Secured Lenders": at any time, Secured Lenders whose Extended Secured Commitments represent in excess of 50% of the Total Extended Secured Commitments or, if the Extended Secured Commitments have terminated or for purposes of acceleration pursuant to Section 7, Secured Lenders holding US Secured Loans and Canadian/US Secured Extensions of Credit representing in excess of 50% of the aggregate principal amount of all US Secured Loans and Canadian/US Secured Extensions of Credit outstanding.

          "Majority Tranche Lenders": the Majority Canadian/US Secured Lenders, the Majority Non-Extending Lenders, the Majority Secured Lenders or the Majority US Secured Lenders, as applicable.

          "Majority US Secured Lenders": at any time, Lenders whose US Secured Commitments represent in excess of 50% of the Total US Secured Commitments or, if the US Secured Commitments have terminated or for purposes of acceleration pursuant to Section 7, Lenders holding US Secured Loans representing in excess of 50% of the aggregate principal amount of all US Secured Loans outstanding.

          "Manufacturing Subsidiary": any Subsidiary of GM (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Domestic Manufacturing Property and (iii) in which GM's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of GM as of the end of the fiscal year immediately preceding the date of determination; provided that "Manufacturing Subsidiary" shall not include General Motors Acceptance Corporation and its Subsidiaries (or any of its corporate successors) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to GM or others or which is principally engaged in financing GM's operations outside the continental United States of America.

          "Margin": as to any Eurodollar Competitive Loan, the margin to be added to (or subtracted from) the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Material Adverse Effect": with respect to any Borrower, a material adverse effect on (a) the financial condition of GM and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement and any of the other Loan Documents or the rights or remedies of the Agent and the Lenders under the Loan Documents.

          "Material Production Event": a labor strike or a material labor dispute related stoppage at GM, any of its Subsidiaries or any of their respective suppliers.

          "Material Production Event Period": each period (i) commencing on the day on which GM delivers to the Agent a Production Certificate showing that the average daily production during the most recent five Business Days that are not GM Holidays ending on the

Production Period End Date covered by such Production Certificate (the "Average Daily Production")) was less than 50% of the Average Daily Production during the five Business Days that are not GM Holidays ending on the corresponding Production Period End Date in the prior year and (ii) ending on the day on which GM delivers to the Agent two consecutive Production Certificates, each showing that the Average Daily Production in the five Business Day period covered by such Production Certificate was 50% or more of the Average Daily Production during the five Business Days that are not GM Holidays ending on the corresponding Production Period End Date in the prior year.

          "Mexican Stock Pledge Agreement": the Pledge Agreement to be executed and delivered by GM covering 65% of the Capital Stock of CGM, substantially in the form of Exhibit P, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Money Market Advance": as to any Non-Extending Lender, a loan (other than a Loan) made to GM by such Lender pursuant to subsection 2.6.

          "Moody's": Moody's Investors Service, Inc. and its successors.

          "Mortgaged Property": each of the real properties listed on Schedule IV, as to which the Agent for the benefit of the Canadian Secured Parties shall be granted a Lien pursuant to the Debentures and Hypothecs, as applicable.

          "Non-Acceptance Canadian Lender": as defined in subsection 2.4(i).

          "Non-Extended Commitment": as to any Lender, the obligation of such Lender, if any, to make Non-Extended Loans to GM hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Non-Extended Commitment," or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, and as such amount may be adjusted from time to time in accordance with the provisions of this Agreement.

          "Non-Extended Commitment Percentage": as to any Non-Extending Lender at any time, the percentage which such Lender's Non-Extended Commitment then constitutes of the Total Non-Extended Commitments or, at any time after the Non-Extended Commitments shall have expired or terminated, the percentage which the sum of the aggregate outstanding principal amount of such Lender's Non-Extended Loans, Competitive Loans and Money Market Advances to GM then outstanding constitutes of the aggregate principal amount of the Non-Extended Loans, Competitive Loans and Money Market Advances to GM of all Non-Extending Lenders then outstanding.

          "Non-Extended Loan": as defined in subsection 2.1; collectively, the "Non-Extended Loans".

          "Non-Extended Termination Date": June 16, 2008.

          "Non-Extended Tranche": the Non-Extended Commitments and the provisions herein related to the extensions of credit made thereunder.

          "Non-Extending Lender": each Lender that is not a Secured Lender; collectively, the "Non-Extending Lenders".

          "Non-Loan Exposure": the obligations of GM and each of its Subsidiaries under any (i) lines of credit, (ii) letters of credit (other than any Letters of Credit) and (iii) ACH and overdraft arrangements, in each case, provided by any Secured Lender (or any Affiliate thereof) and listed on the Non-Loan Schedule solely to the extent such Lender remains a Secured Lender.

          "Non-Loan Schedule": Schedule III to this Agreement, setting forth, as of the Effective Date, (i) the aggregate amount of the Non-Loan Exposure of each Canadian/US Secured Lender (or any Affiliate thereof) to be secured by the same Collateral which secures the Canadian Secured Obligations and (ii) the aggregate amount of the Non-Loan Exposure of each Secured Lender (or any Affiliate thereof) to be secured by the same Collateral which secures the US Secured Obligations, as such schedule may from time to time be amended or replaced by the Borrowers (in their sole discretion) upon a two Business Days' prior written notice to the Agent; provided that each such amendment or replacement with respect to any committed Non-Loan Exposure or drawn and outstanding Non-Loan Exposure (excluding any ACH or overdraft obligations) shall require the prior written consent of each Secured Lender affected thereby; provided further that
(a) the aggregate amount of all Non-Loan Exposure secured by the same Collateral which secures the US Secured Obligations shall not exceed the US Non-Loan Exposure Cap and (b) the aggregate amount of all Non-Loan Exposure secured by the same Collateral which secures the Canadian Secured Obligations of GM Canada shall not exceed the Canadian Non-Loan Exposure Cap.

          "Non-US Lender": as defined in subsection 2.19(b).

          "Note": a promissory note, executed and delivered by the relevant Borrower with respect to its Revolving Credit Loans, substantially in the form of Exhibit G.

          "Obligation Currency": as defined in subsection 2.23.

          "Obligations": the collective reference to the Secured Obligations, the Non-Loan Exposure and the Hedging Obligations.

          "Original Closing Date": June 16, 2003.

          "Participant": as defined in subsection 10.6(c).

          "Permitted Collateral Dispositions": any Dispositions permitted under clause (f) of subsection 6.4.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PPSA": Personal Property Security Act (Ontario) or similar personal property security legislation in the other provinces or territories of Canada other than Quebec, and, in Quebec, the personal property security provisions of the Civil Code (Quebec) as the same may be in effect on the date of determination of the applicable jurisdiction.

          "Prime Rate": the rate of interest per annum equal to the prime rate publicly announced by the majority of the eleven largest commercial banks chartered under United States Federal or State banking laws as its prime rate (or similar base rate) in effect at its principal office. The determination of such eleven largest commercial banks shall be based upon deposits as of the prior year-end, as reported in the American Banker or such other source as may be mutually agreed upon by the Agent and GM.

          "Principal Domestic Manufacturing Property": any manufacturing plant or facility owned by GM or any Manufacturing Subsidiary of GM which is located within the continental United States of America and, in the opinion of GM's Board of Directors, is of material importance to the total business conducted by GM and its consolidated affiliates as an entity.

          "Production Certificate": as defined in subsection 5.2(d).

          "Production Period End Date": as defined in subsection 5.2(d).

          "Qualifying Canadian/US Lender": a Person or such Person's Applicable Lending Office that is (a) either (i) not a non-resident of Canada for purposes of the ITA, or (ii) an authorized foreign bank deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of all amounts paid or credited to such person with respect to the Canadian/US Secured Extensions of Credit to GM Canada, and which has provided to GM Canada a certificate certifying such status in (i) or (ii), or (b) approved in writing by the Agent and by GM Canada; provided that, in each case, such Person or its Applicable Lending Office for GM shall have the capacity to lend to GM in Dollars, such that all payments from GM to such Person or its Applicable Lending Office for GM shall be made free and clear of withholding taxes.

          "Qualifying Plan Regulation": as defined in Section 6.9.

          "Receivables Financing Agreement": the Sale and Purchase Agreement dated as of July 22, 2004 between GM, as seller, and General Motors Trade Receivables LLC, as purchaser, as amended, supplemented, restated or otherwise modified or replaced from time to time.

          "Reference Lenders": Bank of America, N.A., JPMorgan Chase Bank, N.A. and Citibank, N.A.

          "Register": as defined in subsection 10.6(b).

          "Reimbursement Obligation": the obligation of the Borrowers to reimburse any of the Issuing Banks pursuant to subsection 2A.5 for amounts drawn under Letters of Credit issued by such Issuing Bank.

          "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Credit Loans": the US Secured Loans, the Canadian/US Secured Loans or the Non-Extended Loans, as the context shall require.

          "Saturn": Saturn Corporation, a Delaware corporation and a wholly-owned Subsidiary of GM.

          "Schedule I Lender": Canadian/US Secured Lenders that are banks named in Schedule I to the Bank Act (Canada), and to be agreed between GM Canada and the Agent.

          "Schedules II/III Reference Lenders": Canadian/US Secured Lenders that are banks named in Schedule II or Schedule III to the Bank Act (Canada), and to be agreed between GM Canada and the Agent.

          "Second Priority Security Agreements": the collective reference to the US Security Documents granting a Lien on any property of any Person to secure the Hedging Obligations.

          "Secured Commitment Increase": as defined in subsection 2.1(f).

          "Secured Lender": any Canadian/US Secured Lender or US Secured Lender; collectively, the "Secured Lenders".

          "Secured Obligations": the collective reference to the US Secured Obligations and the Canadian Secured Obligations.

          "Secured Parties": the collective reference to the Canadian Secured Parties and the US Secured Parties and, in the case of Section 9 and subsection 10.14, any Hedging Secured Parties.

          "Security Documents": the collective reference to the Canadian Security Documents, the US Security Documents and the Mexican Stock Pledge Agreement.

          "S&P": Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Significant Subsidiary": at any time, any Subsidiary of GM which has at least 10% of the consolidated assets of GM and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of GM.

          "Status": as to GM, the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as the case may be.

          "Stock Pledge Value": on any date of determination, the greater of (a) $0 and (b) the lesser of (i) $1,500,000,000 and (ii) 65% of (A) the product of
(1) 4.5 and (2) the consolidated net income of GM Mexico (calculated in accordance with GAAP), for its most recently completed fiscal year, plus, without duplication and to the extent deducted in determining such consolidated net income for such period, consolidated interest expense, consolidated income tax expense and all amounts attributable to depreciation and amortization, in each case for such period, less (B) the aggregate principal amount of Indebtedness of CGM and its subsidiaries (other than the CGM Excluded Indebtedness) on such date.

          "Subsidiary": as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers. For the purposes of this Agreement and the other Loan Documents, neither General Motors Acceptance Corporation nor any of its Subsidiaries ("GMAC") and neither Cami Automotive Inc. nor any of its Subsidiaries ("Cami") shall be deemed to be a Subsidiary or an Affiliate of GM, and any references herein or therein to the subsidiaries or affiliates of GM shall be to GM's Subsidiaries or Affiliates, as applicable, other than GMAC and Cami.

          "Syndication Agent": as defined in the preamble.

          "Total Canadian/US Secured Commitments": at any time, the aggregate amount of the Canadian/US Secured Commitments then in effect. The Total Canadian/US Secured Commitments on the Effective Date is $1,864,800,000.

          "Total Extended Secured Commitments" at any time, the aggregate amount of the Total Canadian/US Secured Commitments and the Total US Secured Commitments.

          "Total Extensions of Credit": on any date of determination, the sum of
(a) the Total Secured Extensions of Credit on such date and (b) the aggregate principal amount of the Non-Extended Loans, Competitive Loans and Money Market Advances outstanding on such date.

          "Total Non-Extended Commitments": at any time, the aggregate amount of the Non-Extended Commitments then in effect. The Total Non-Extended Commitments on the Effective Date is $152,000,000.

          "Total US Secured Commitments": at any time, the aggregate amount of the US Secured Commitments then in effect. The Total US Secured Commitments on the Effective Date is $2,463,200,000.

          "Total Secured Exposure": the collective reference to the US Total Secured Exposure and the Canadian Total Secured Exposure.

          "Total Secured Extensions of Credit": on any date of determination, the sum of (a) the Canadian/US Secured Extensions of Credit on such date and (b) the aggregate principal amount of the US Secured Loans outstanding on such date.

          "Tranche": any of, as the context may require, (a) the US Secured Tranche, (b) the Canadian/US Secured Tranche or (c) the Non-Extended Tranche; collectively, the "Tranches".

          "Transferee": as defined in subsection 10.6(h).

          "Type": (a) as to any Revolving Credit Loan, its nature as an ABR Loan, a Eurodollar Loan, a Canadian Base Rate Loan, Acceptance or Acceptance Equivalent Loan or (b) as to any Competitive Loan, its nature as a Eurodollar Competitive Loan or a Fixed Rate Loan.

          "US Collateral": all property of GM and Saturn, now owned or hereafter acquired, upon which a Lien is purported to be created by any US Security Document.

          "US Collateral Value": as of any date of determination, the sum of (a) the Stock Pledge Value and (b) 66 2/3% of the net book value (including a gross up for LIFO reserves) of the US Collateral as of the most recent fiscal quarter of GM with respect to which a Financial Officer of GM has delivered a certificate pursuant to subsection 5.2(b). For purposes of determining the US Collateral Value, US Collateral shall be deemed to exclude any US Collateral subject to third-party liens securing Indebtedness (or securing other monetary obligations, if all such third-party liens securing other monetary obligations, in the aggregate, would materially reduce the value of the US Collateral taken as a whole).

          "US Non-Loan Exposure Cap": an amount equal to $983,700,000 or such other amount agreed to by GM and the Agent; provided that the US Total Secured Exposure shall not exceed the lesser of (x) $6,000,000,000 less the US Dollar Equivalent of the Canadian Total Secured Exposure and (y) the Effective US Collateral Value.

          "US Secured Commitment": the obligation of any Lender, if any, to make US Secured Loans to GM in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I under the heading "US Secured Commitment," or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, and as such amount may be adjusted from time to time in accordance with the provisions of this Agreement.

          "US Secured Commitment Percentage": as to any US Secured Lender at any time, the percentage which such Lender's US Secured Commitment then constitutes of the Total

US Secured Commitments or, at any time after the US Secured Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's US Secured Loans then outstanding constitutes of the aggregate principal amount of the US Secured Loans then outstanding.

          "US Secured Lender": as defined in subsection 2.1(b); collectively, the "US Secured Lenders".

          "US Secured Loan": as defined in subsection 2.1(b); collectively, the "US Secured Loans".

          "US Secured Obligations": all obligations of GM and Saturn in respect of any unpaid Canadian/US Secured Extensions of Credit and any US Secured Loans, in each case, made to GM and any interest thereon (including interest accruing after the maturity of any Canadian/US Secured Extensions of Credit and any US Secured Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to GM or Saturn, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of GM and Saturn to the Agent or to any Lender or any Issuing Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise; provided that Hedging Obligations shall not be included in "US Secured Obligations."

          "US Secured Parties": the collective reference to the Agent and any other holder of US Total Secured Exposure.

          "US Secured Tranche": the US Secured Commitments and the provisions herein related to the extensions of credit made thereunder.

          "US Security Agreement": the Security Agreement to be executed and delivered by Saturn and GM, substantially in the form of Exhibit Q, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "US Security Documents": the collective reference to the US Security Agreement and all other security documents (including any Second Priority Security Agreements) hereinafter delivered to the Agent granting a Lien on any property of any Person to secure the obligations of GM and Saturn under any other Loan Document, including financing statements or financing change statements under the applicable Uniform Commercial Code.

          "US Total Secured Exposure": as of any date of determination, the sum of (i) (A) for purposes of calculating "US Total Secured Exposure" in connection with subsections 6.6 and 6.8 of this Agreement, the aggregate of the Canadian/US Extensions of Credit and US Secured Loans, in each case, made to GM and (B) for all other purposes, the aggregate of the US Secured Obligations, in each case, as of such date and (ii) the aggregate amount of any Non-Loan

Exposure which is secured by the same Collateral that secures the US Secured Obligations as of such date.

          "Utilization": as of the last day of any fiscal quarter of GM, the percentage equivalent of a fraction (i) the numerator of which is the average daily principal amount of Non-Extended Loans outstanding (after giving effect to any borrowing or payment on such date) during such quarter and (ii) the denominator of which is the average daily amount of the aggregate Non-Extended Commitments of all Non-Extending Lenders during such quarter, after giving effect to any reduction of the Non-Extended Commitments on such day. For purposes of subsection 2.12(f), if for any reason any Non-Extended Loans or Competitive Loans remain outstanding after termination of the Non-Extended Commitments, the Utilization for each day on or after the date of such termination shall be deemed to be greater than 66%.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Certain capitalized terms used in subsection 10.1 of this Agreement are not defined herein as a result of the termination of the Tranche B Commitments and the Tranche C Commitments under the Existing Credit Agreement. The relevant terms are: Eisenach, GMCC, Majority Tranche A Lenders, Majority Tranche B Lenders, Majority Tranche C Lenders, Opel, Tranche A Lenders, Tranche B Lenders and Tranche C Lenders; references in subsection 10.1 to the Majority Tranche A Lenders and the Tranche A Lenders shall be deemed to make reference to the Majority Non-Extending Lenders and the Non-Extending Lenders, respectively.

                                   SECTION 2.
                         AMOUNT AND TERMS OF COMMITMENTS

          2.1 Commitments. (a) Subject to the terms and conditions hereof, each Non-Extending Lender severally agrees to make revolving credit loans in Dollars to GM (each a "Non-Extended Loan") from time to time during the applicable Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Non-Extended Commitment. During the Commitment Period, GM may use the Non-Extended Commitments by borrowing, prepaying the Non-Extended Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that, after giving effect to the making of such Borrowing (and after giving effect to the use of proceeds thereof) (i) the Available Non-Extended Commitment of any Non-Extending Lender shall not be less than zero, (ii) the sum of the Non-Extended Loans plus the Competitive Loans and Money Market Advances shall not exceed the aggregate Non-Extended Commitments then in effect of all Non-Extending Lenders and (iii) the Total Extensions of Credit shall not exceed the aggregate Commitments then in effect of all Lenders.

          (b) Subject to the terms and conditions hereof, each Lender having a US Secured Commitment (a "US Secured Lender") severally agrees to make revolving credit loans in Dollars to GM (each a "US Secured Loan") from time to time during the applicable Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's US Secured Commitment. During the applicable Commitment Period, GM may use the US Secured Commitments by borrowing, prepaying the US Secured Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that, after giving effect to the making of such Borrowing (and after giving effect to the use of proceeds thereof) (i) the Available US Secured Commitment of any US Secured Lender shall not be less than zero, (ii) the aggregate amount of the US Secured Loans at any one time outstanding shall not exceed the aggregate US Secured Commitments then in effect of all US Secured Lenders and (iii) the Total Extensions of Credit shall not exceed the aggregate Commitments then in effect of all Lenders.

          (c) Subject to the terms and conditions hereof, each Lender having a Canadian/US Secured Commitment (a "Canadian/US Secured Lender") severally agrees to make revolving credit loans in Dollars or Canadian Dollars to GM Canada and in Dollars to GM through its Applicable Lending Office (each a "Canadian/US Secured Loan") from time to time during the applicable Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the L/C Obligations, does not exceed the Dollar Equivalent of such Lender's Canadian/US Secured Commitment, provided that any Applicable Lending Office making Revolving Credit Loans to GM Canada shall be a Qualifying Canadian/US Lender. During the applicable Commitment Period, the Borrowers may use the Canadian/US Secured Commitments by borrowing, prepaying the Canadian/US Secured Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that, after giving effect to the making of such Borrowing (and after giving effect to the use of proceeds thereof) (i) the Available Canadian/US Secured Commitment of any Canadian/US Secured Lender shall not be less than zero, (ii) the Canadian/US Secured Extensions of Credit at any one time outstanding shall not exceed the aggregate Canadian/US Secured Commitments then in effect of all Canadian/US Secured Lenders and (iii) the Total Extensions of Credit shall not exceed the aggregate Commitments then in effect of all Lenders.

          (d) The Non-Extended Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in Dollars on the Non-Extended Termination Date. The Extended Secured Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in Dollars or Canadian Dollars, as the case may be, on the Extended Termination Date.

          (e) Subject to subsections 2.15 and 2.17:

               (i) the Non-Extended Loans may from time to time be (A) Eurodollar Loans denominated in Dollars, (B) ABR Loans denominated in Dollars or (C) any combination thereof, as determined by GM and notified to the Agent in accordance with subsections 2.2 and 2.9;

               (ii) the US Secured Loans may from time to time be (A) Eurodollar Revolving Credit Loans denominated in Dollars, (B) ABR Loans denominated in Dollars or (C) any combination thereof, as determined by GM and notified to the Agent in accordance with subsections 2.3 and 2.9; and

               (iii) the Canadian/US Secured Loans may from time to time be (A) Eurodollar Revolving Credit Loans denominated in Dollars, (B) ABR Loans denominated in Dollars, (C) Canadian Base Rate Loans denominated in Canadian Dollars or (D) any combination thereof, as determined by GM or GM Canada, as the case may be, and notified to the Agent in accordance with subsections 2.3 and 2.9;

          Notwithstanding the foregoing, (a) no Non-Extended Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Non-Extended Termination Date and (b) no Extended Secured Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Extended Termination Date. Each Lender may make or maintain its applicable Loans for the account of the relevant Borrower and each Canadian/US Secured Lender may participate in Letters of Credit to or for the account of the applicable Borrower by or through such Lender's Applicable Lending Office.

          (f) GM, on behalf of the Borrowers, may from time to time elect to increase any of the Extended Secured Commitments by one or more increases (each a "Secured Commitment Increase"), each in a minimum amount of $25,000,000; provided that the Extended Secured Commitments shall not be increased by more than an amount equal to (i) $4,480,000,000 less (ii) an amount equal to the aggregate amount of the Extended Secured Commitments hereunder on the Effective Date. The Borrowers may arrange for any such increase to be provided by one or more Secured Lenders (each Secured Lender that commits to participate in such increase, an "Increasing Lender"), or by one or more banks, financial institutions or other entities (each such bank, financial institution or other entity, an "Additional Lender"), provided that (i) each Additional Lender, shall be subject to the approval of GM, the Agent (such approval not to be unreasonably withheld or delayed) and the Issuing Banks (such approval not to be unreasonably withheld or delayed), and (ii) to the extent any Additional Lender commits to extend Canadian/US Secured Loans to GM Canada, such Additional Lender (or its Applicable Lending Office) shall be a Qualifying Canadian/US Lender (x) in the case of an Increasing Lender, the Borrowers and such Increasing Lender shall execute an agreement substantially in the form of Exhibit J hereto, and
(y) in the case of an Additional Lender, the Borrowers and such Additional Lender execute an agreement substantially in the form of Exhibit K hereto. Each Secured Commitment Increase shall become effective on a date agreed to by GM, the Agent, the Increasing Lenders and the Additional Lenders under such Secured Commitment Increase, and the Agent shall notify each Secured Lender thereof. Notwithstanding the foregoing, no Secured Commitment Increase shall become effective under this paragraph unless, on the proposed date of the effectiveness of such Secured Commitment Increase, the conditions set forth in paragraphs

(b) and (c) of subsection 4.2 and paragraphs (a) and (b) of subsection 4.3 shall be satisfied or waived by the Majority Secured Lenders and the Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of GM. On the effective date of any Secured Commitment Increase, (i) each relevant Increasing Lender and each Additional Lender shall make available to the Agent such amounts in immediately available funds as the Agent shall determine, for the benefit of the Secured Lenders, as shall be required in order to cause, after giving effect to such Secured Commitment Increase and the use of such amounts to make payments to such other Secured Lenders, each Secured Lender's pro rata portion of the aggregate outstanding US Secured Loans or aggregate Canadian/US Secured Extensions of Credit, as applicable, to equal such Secured Lender's Commitment Percentage of the aggregate US Secured Loans outstanding or aggregate Canadian/US Secured Extensions of Credit, as applicable, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Extended Secured Loans as of the date of any increase in the Extended Secured Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements hereunder). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of
Section 2.20 if such deemed payment occurs other than on the last day of the related Interest Periods. No Secured Lender shall be obligated to increase its Commitment, unless it so agrees.

          2.2 Procedure for Borrowing Non-Extended Loans. GM may borrow Non-Extended Loans under the Non-Extended Commitments during the relevant Commitment Period on any Business Day; provided that GM shall give the Agent an irrevocable notice (which notice must be received by the Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested borrowing date, if all or any part of the requested Non-Extended Loans are to be Eurodollar Loans, or (b) one Business Day prior to the requested borrowing date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested borrowing date, (iii) whether the Borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each Borrowing under the Non-Extended Commitments shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from GM, the Agent shall promptly notify each Non-Extending Lender thereof. Each Non-Extending Lender will make the amount of its Non-Extended Commitment Percentage of each Borrowing available to the Agent for the account of GM at the office of the Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the borrowing date requested by GM in funds immediately available to the Agent. Such Borrowing will then immediately be made available to GM by the Agent crediting the account of GM on the books of such office with the aggregate of the amounts made available to the Agent by the Non-Extending Lenders and in like funds as received by the Agent.

          2.3 Procedure for Borrowing Extended Secured Loans. (a) GM may borrow Extended Secured Loans under the Extended Secured Commitments during the relevant Commitment Period on any Business Day; provided that GM shall give the Agent an irrevocable notice (which notice must be received by the Agent prior to 1:00 P.M., New York City time, (i) three Business Days prior to the requested borrowing date, if all or any part of the requested

Extended Secured Loans are to be Eurodollar Revolving Credit Loans, or (ii) one Business Day prior to the requested borrowing date, otherwise), specifying (A) the amount to be borrowed, (B) the requested borrowing date, (C) whether the Borrowing is to be of Eurodollar Revolving Credit Loans, ABR Loans or a combination thereof, (D) if the Borrowing is to be entirely or partly of Eurodollar Revolving Credit Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and (E) whether the requested Borrowing is under the US Secured Commitments or the Canadian/US Secured Commitments. Each Borrowing by GM under the US Secured Commitments or the Canadian/US Secured Commitments shall be in an amount equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of any such notice from GM, the Agent shall promptly notify each US Secured Lender or each Canadian/US Secured Lender, as applicable, thereof. Each applicable Secured Lender will make the amount of its US Secured Commitment Percentage or Canadian/US Secured Commitment Percentage, as the case may be, of each Borrowing available to the Agent for the account of GM at the office of the Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the borrowing date requested by GM in funds immediately available to the Agent. Such Borrowing will then immediately be made available to GM by the Agent crediting the account of GM on the books of such office with the aggregate of the amounts made available to the Agent by the Secured Lenders and in like funds as received by the Agent.

          (b) GM Canada may borrow Canadian/US Secured Loans under the Canadian/US Secured Commitments during the relevant Commitment Period on any Business Day; provided that GM Canada shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 1:00 P.M., New York City time, (i) three Business Days prior to the requested borrowing date, if all or any part of the requested Canadian/US Secured Loans are to be Eurodollar Revolving Credit Loans, or (ii) one Business Day prior to the requested borrowing date, otherwise), specifying (A) the amount to be borrowed, (B) the requested borrowing date, (C) whether the Borrowing is to be of Eurodollar Revolving Loans denominated in Dollars, ABR Loans denominated in Dollars or Canadian Base Rate Loans denominated in Canadian Dollars or a combination thereof and (D) if the Borrowing is to be entirely or partly Eurodollar Revolving Credit Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each Borrowing in Canadian Dollars under the Canadian/US Secured Commitments shall be in an amount equal to C$50,000,000 or a whole multiple of C$5,000,000 in excess thereof. Each Borrowing in Dollars under the Canadian/US Secured Commitments shall be in an amount equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of any such notice from GM Canada the Agent shall promptly notify each Canadian/US Secured Lender thereof. Each Canadian/US Secured Lender will make or will cause its Applicable Lending Office to make the amount of its Canadian/US Secured Commitment Percentage of each Borrowing available to the Agent for the account of GM Canada at the office of the Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time, on the borrowing date requested by GM Canada in funds immediately available to the Agent. Such Borrowing will then immediately be made available to GM Canada by the Agent crediting the account of GM Canada on the books of such office in Dollars or Canadian Dollars, as the case may be, with the aggregate of the amounts made available to the Agent by the Canadian/US Secured Lenders through their Applicable Lending Offices and in like funds as received by the Agent.

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                                                                              32


          2.4 Acceptances. (a) Acceptance Commitment. Subject to the terms and conditions hereof, each Canadian/US Secured Lender severally agrees that GM Canada may issue Acceptances denominated in Canadian Dollars, in minimum denominations of C$5,000,000 or a whole multiple thereof and in minimum aggregate amounts of C$1,000,000 or any greater whole multiple of C$1,000,000, each in accordance with the provisions of this subsection 2.4 from time to time until the Extended Termination Date with respect to such Canadian/US Secured Lender; provided, that after giving effect to the issuance of such Acceptance,
(i) the Available Canadian/US Secured Commitment of any Canadian/US Secured Lender shall not be less than zero, (ii) the Canadian/US Secured Extensions of Credit shall not exceed the aggregate Canadian/US Secured Commitments then in effect of all Canadian/US Secured Lenders and (iii) the Total Extensions of Credit shall not exceed the aggregate Commitments then in effect of all Lenders; provided, further, that at all times the outstanding aggregate face amount of all Acceptances made by the Applicable Lending Offices of a Canadian/US Secured Lender shall equal its Canadian/US Secured Commitment Percentage of the outstanding face amount of all Acceptances made by the Applicable Lending Offices of all Canadian/US Secured Lenders and, provided, further, that any Applicable Lending Office of a Canadian/US Secured Lender to which GM Canada issues Acceptances shall be a Qualifying Canadian/US Lender. For purposes of this Agreement, the full face value of an Acceptance, without discount, shall be used when calculations are made to determine the outstanding amount of a Canadian/US Secured Lender's Acceptances; provided that in computing the face amount of Acceptances outstanding, the face amount of an Acceptance in respect of which the Acceptance Obligation has been prepaid by GM Canada and received by the Canadian/US Secured Lender that created the same in accordance with the terms of this Agreement shall not be included.

          (b) Terms of Acceptance. Each Draft shall be accepted by the Applicable Lending Office of a Canadian/US Secured Lender, upon the written request of GM Canada given in accordance with paragraph (c) of this subsection 2.4, by the completion and acceptance by such Applicable Lending Office of a Draft (i) payable in Canadian Dollars, drawn by GM Canada on the Applicable Lending Office in accordance with this Agreement, to the order of the Applicable Lending Office and (ii) maturing prior to the Extended Termination Date with respect to such Applicable Lending Office on a Business Day not less than 30 days nor more than 180 days after the date of such Draft (and in integral maturities of 30 days, 60 days, 90 days or 180 days (if available), as selected by GM Canada), excluding days of grace, all as specified in a Drawing Notice to be delivered under paragraph (c) of this subsection 2.4.

          (c) Drawing Notice and Discount of Acceptances. (i) With respect to each requested acceptance of Drafts, GM Canada shall give the Agent a notice of drawing (each, a "Drawing Notice"), substantially in the form of Exhibit R (which shall be irrevocable and may be by telephone confirmed in writing within one Business Day) to be received prior to 10:00 A.M., Toronto time, at least two Business Days prior to the date of the requested acceptance, specifying:

               (A) the date on which such Drafts are to be accepted;

               (B) the aggregate face amount of such Drafts;

               (C) the maturity date of such Acceptances;

               (D) whether the Canadian/US Secured Lenders must purchase or arrange for the purchase of the Acceptances; and

               (E) such additional information as the Agent or any Applicable Lending Office of a Canadian/US Secured Lender may reasonably from time to time request to be included in such notices.

               (ii) Upon receipt of a Drawing Notice, the Agent shall promptly notify each Applicable Lending Office of a Canadian/US Secured Lender of the contents thereof and of such Canadian/US Secured Lender's ratable share of the Acceptances requested thereunder. The aggregate face amount of the Drafts to be accepted by Applicable Lending Office of a Canadian/US Secured Lender shall be determined by the Agent by reference to the respective Canadian/US Secured Commitments of the Canadian/US Secured Lenders; provided that, if the face amount of an Acceptance which would otherwise be accepted by Applicable Lending Office of a Canadian/US Secured Lender is not C$5,000,000, or a whole multiple thereof, the face amount shall be increased or reduced by the Agent, in its sole discretion, to C$5,000,000, or the nearest integral multiple thereof, as appropriate.

               (iii) On each date upon which Acceptances are to be accepted, the Agent shall advise GM Canada of the applicable Discount Rate for the Applicable Lending Office of each of the Canadian/US Secured Lenders. Not later than 10:00 A.M., Toronto time, on such date each Applicable Lending Office of a Canadian/US Secured Lender shall, subject to the fulfillment of the conditions precedent specified in subsection 4.2, and subject to the Applicable Lending Office of each Non-Acceptance Canadian Lender making Acceptance Equivalent Loans pursuant to paragraph (i) of this subsection 2.4, (A) on the basis of the information supplied by the Agent, as aforesaid, complete a Draft or Drafts of GM Canada by filling in the amount, date and maturity date thereof in accordance with the applicable Drawing Notice, (B) duly accept such Draft or Drafts, (C) discount such Acceptance or Acceptances, (D) give the Agent telegraphic or telex notice of such Applicable Lending Office's acceptance of such Draft or Drafts and confirming the discount rate at which it discounted the Acceptance or Acceptances and the amount paid to the Agent for the account of GM Canada and (E) remit to the Agent in Canadian Dollars in immediately available funds an amount equal to the proceeds of such discount less the Acceptance Fee. Upon receipt by the Agent of such sums from the Applicable Lending Offices of the Canadian/US Secured Lenders, the Agent shall make the aggregate amount thereof available to GM Canada.

               (iv) Each extension of credit hereunder through the acceptance of Drafts shall be made simultaneously and pro rata by the Applicable Lending Office of each of the Canadian/US Secured Lenders in accordance with their respective Canadian/US Secured Commitments.

          (d) Sale of Acceptances. GM Canada shall have the right to sell any Acceptance; provided that, if so specified in the Drawing Notice, the Applicable Lending Offices of the Canadian/US Secured Lenders shall purchase or arrange for the purchase of all of the

Acceptances in the market and each Applicable Lending Office of a Canadian/US Secured Lender shall provide to the Agent the discount proceeds for the account of GM Canada. The Acceptance Fee in respect of such Acceptances may, at the option of the Applicable Lending Office of a Canadian/US Secured Lender, be set off against the discount proceeds payable by such Applicable Lending Office of a Canadian/US Secured Lender hereunder.

          (e) Acceptance Obligation. GM Canada is obligated, and hereby unconditionally agrees, to pay to the Agent for the benefit of each Applicable Lending Office of each Canadian/US Secured Lender the face amount of each Acceptance created by such Applicable Lending Office in accordance with a Drawing Notice on the maturity date thereof, or on such earlier date as may be required pursuant to provisions of this Agreement. With respect to each Acceptance which is outstanding hereunder, GM Canada shall notify the Agent prior to 11:00 A.M., Toronto time, two Business Days prior to the maturity date of such Acceptance (which notice shall be irrevocable) of its intention to either (x) issue Acceptances on such maturity date to provide for the payment of such maturing Acceptance and shall deliver to the Agent a Drawing Notice with respect thereto or (y) repay the maturing Acceptances on the maturity date. Any repayment of an Acceptance must be made at or before 2:00 p.m. (Toronto time) on the maturity date of such Acceptance. If GM Canada fails to provide such notice to the Agent or fails to repay the maturing Acceptances, or if a Default or an Event of Default has occurred and is continuing on such maturity date, GM Canada's obligations in respect of the maturing Acceptances shall be deemed to have been converted on the maturity date thereof into a Canadian Base Rate Loan in an amount equal to the face amount of the maturing Acceptances. GM Canada waives presentment for payment and any other defense to payment of any amounts due to the Applicable Lending Office of a Canadian/US Secured Lender in respect of any Acceptances accepted by such Applicable Lending Office under this Agreement which might exist solely by reason of those Acceptances being held, at the maturity thereof, by that Applicable Lending Office in its own right and GM Canada agrees not to claim any days of grace if that Applicable Lending Office, as holder, sues GM Canada on those Acceptances for payment of the amounts payable by GM Canada thereunder.

          (f) Supply of Drafts and Power of Attorney. To enable the Applicable Lending Office of the Canadian/US Secured Lenders to accept Drafts in the manner specified in this subsection 2.4, GM Canada hereby appoints each Applicable Lending Office of the Canadian/US Secured Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Applicable Lending Office, blank forms of Acceptances. In this respect, it is each Canadian/US Secured Lender's responsibility to maintain an adequate supply of blank forms of Acceptances for acceptance under this Agreement. GM Canada recognizes and agrees that all Acceptances signed and/or endorsed on its behalf by the Applicable Lending Office of a Canadian/US Secured Lender shall bind GM Canada as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of GM Canada; provided, that such acts in each case are to be undertaken in accordance with such Canadian/US Secured Lender's obligations under this Agreement. Each Applicable Lending Office of a Canadian/US Secured Lender is hereby authorized to issue such Acceptances endorsed in blank in such face amounts as may be determined by such Applicable Lending Office; provided that the aggregate amount thereof is equal to the aggregate amount of Acceptances required to be accepted by such Applicable Lending Office. Drafts drawn by GM Canada to be accepted as Acceptances shall be signed by a duly authorized officer or officers of GM Canada or by its attorney-in-fact including any attorney-in-fact appointed pursuant to this subsection 2.4(f). GM Canada hereby authorizes and requests each Applicable Lending Office of a Canadian/US Secured Lender in accordance with each Drawing Notice received from GM Canada to take the measures with respect to a Draft or Drafts of GM Canada then in possession of such Applicable Lending Office specified in paragraph (c)(iii) of this subsection 2.4. In case any authorized signatory of GM Canada whose signature shall appear on any Draft shall cease to have such authority before the acceptance of a Draft with respect to such Draft, the obligations of GM Canada hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation. The Agent and each Canadian/US Secured Lender shall be fully protected in relying upon any instructions received from GM Canada (orally or otherwise) without any duty to make inquiry as to the genuineness of such instructions. The Agent and each Canadian/US Secured Lender shall be entitled to rely on instructions received from any Person identifying himself (orally or otherwise) as a duly authorized officer of GM Canada and shall not be liable for any errors, omissions, delays or interruptions in the transmission of such instructions.

          (g) Exculpation. No Applicable Lending Office of a Canadian/US Secured Lender shall be responsible or liable for its failure to accept a Draft if the cause of such failure is, in whole or in part, due to the failure of GM Canada to provide the Drafts or the power of attorney described in paragraph (f) of this subsection 2.4 to such Applicable Lending Office on a timely basis nor shall any Applicable Lending Office of a Canadian/US Secured Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such Draft except loss or improper use arising by reason of the gross negligence or willful misconduct of such Applicable Lending Office.

          (h) Rights of Canadian/US Secured Lender as to Acceptances. Neither the Agent nor any Applicable Lending Office of a Canadian/US Secured Lender shall have any responsibility as to the application of the proceeds by GM Canada of any discount of any Acceptances. For greater certainty, each Applicable Lending Office of a Canadian/US Secured Lender may, at any time, purchase Acceptances issued by GM Canada and may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Acceptances accepted and/or purchased by it.

          (i) Acceptance Equivalent Loans. Whenever GM Canada delivers a Drawing Notice to the Agent under this Agreement requesting the Canadian/US Secured Lenders to accept Drafts, an Applicable Lending Office of a Canadian/US Secured Lender which cannot or does not as a matter of policy accept Drafts (a "Non-Acceptance Canadian Lender") shall, in lieu of accepting Drafts, make an Acceptance Equivalent Loan. On each date on which Drafts are to be accepted, subject to the same terms and conditions applicable to the acceptance of Drafts, any Non-Acceptance Canadian Lender that makes an Acceptance Equivalent Loan, upon delivery by GM Canada of an executed Discount Note payable to the order of such Non-Acceptance Canadian Lender, will remit to the Agent in immediately available funds for the account of GM Canada the Acceptance equivalent discount proceeds in respect of the Discount Notes issued by GM Canada to the Non-Acceptance Canadian Lender. Each Non-Acceptance Canadian Lender may agree, in lieu of receiving any Discount Notes, that such Discount Notes may be uncertificated and the applicable Acceptance Equivalent Loan shall be evidenced by a loan account which such Non-Acceptance Canadian Lender shall maintain in its name, and reference to such uncertificated Discount Notes elsewhere in this Agreement shall be deemed to include reference to the relevant Acceptance Equivalent Loan or loan account, as applicable.

          (j) Terms Applicable to Discount Notes. The term "Acceptance" when used in this Agreement shall be construed to include Discount Notes and all terms of this Agreement applicable to Acceptances shall apply equally to Discount Notes evidencing Acceptance Equivalent Loans with such changes as may in the context be necessary (except that no Discount Note may be sold, rediscounted or otherwise disposed of by the Non-Acceptance Canadian Lender making Acceptance Equivalent Loans). For greater certainty:

               (A) a Discount Note shall mature and be due and payable on the same date as the maturity date for Acceptances specified in the applicable Drawing Notice;

               (B) an Acceptance Fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of an Acceptance;

               (C) a discount applicable to a Discount Note shall be calculated in the same manner and at the Discount Rate that would be applicable to Acceptances accepted by a Schedule II/ III Reference Lender pursuant to the applicable Drawing Notice;

               (D) an Acceptance Equivalent Loan made by a Non-Acceptance Canadian Lender will be considered to be part of a Non-Acceptance Canadian Lender's outstanding Acceptances for all purposes of this Agreement; and

               (E) GM Canada shall deliver Discount Notes to each Non-Acceptance Canadian Lender and grants to each Non-Acceptance Canadian Lender a power of attorney in respect of the completion and execution of Discount Notes, each in accordance with subsection 2.4(f).

          (k) Prepayment of Acceptances and Discount Notes. No Acceptance or Discount Note may be repaid or prepaid prior to the maturity date of such Acceptance or Discount Note, except in accordance with the provisions of Section 7.

          (l) Depository Bills and Notes Act. At the option of GM Canada and any Applicable Lending Office of a Canadian/US Secured Lender, Acceptances and Discount

Notes under this Agreement to be accepted by such Applicable Lending Office may be issued in the form of depository bills and depository notes, respectively, for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills and depository notes so issued shall be governed by the Depository Bills and Notes Act (Canada) and the provisions of this subsection 2.4.

          (m) Acceptance Fee. GM Canada agrees to pay to each Applicable Lending Office of a Canadian/US Secured Lender a fee (the "Acceptance Fee") in advance and in Canadian Dollars, at a rate per annum equal to the Applicable Margin for Eurodollar Loans of Secured Lenders, on the date of acceptance of each Acceptance. All Acceptance Fees shall be calculated on the face amount of the Acceptance issued and computed on the basis of the actual number of days in the term thereof and a year of 365 days. The Acceptance Fee shall be in addition to any other fees payable to each Applicable Lending Office of a Canadian/US Secured Lender in connection with the issuance or discounting of such Acceptance. The discount rate for Acceptance Fees shall be calculated under terms customary to the practice of the Applicable Lending Offices of Canadian/US Secured Lenders and shall be based upon a year of 365 days and the term of such Acceptance.

          2.5 Competitive Borrowings.

          (a) The Competitive Bid Option. In addition to the Non-Extended Loans which may be made available by the Non-Extending Lenders pursuant to subsection 2.1, GM may, as set forth in this subsection 2.5, request the Non-Extending Lenders to make offers to make Competitive Loans to GM during the relevant Commitment Period. The Non-Extending Lenders may, but shall have no obligation to, make such offers, and GM may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.5. Competitive Loans shall be denominated in Dollars.

          (b) Competitive Bid Request. When GM wishes to request offers to make Competitive Loans under this subsection 2.5, GM shall transmit to the Agent a Competitive Bid Request to be received no later than 12:00 Noon, New York City time, on (x) the fourth Business Day prior to the date of Borrowing proposed therein, in the case of a Borrowing of Eurodollar Competitive Loans or (y) the Business Day immediately preceding the date of Borrowing proposed therein, in the case of a Fixed Rate Borrowing, specifying:

               (i) the proposed date of Borrowing, which shall be a Business
          Day,

               (ii) the aggregate principal amount of such Borrowing, which shall be $50,000,000 or a multiple of $5,000,000 in excess thereof,

               (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period contained in subsection 1.1, and

               (iv) whether the Borrowing then being requested is to be of Eurodollar Competitive Loans or Fixed Rate Loans.

A Competitive Bid Request that does not conform substantially to the format of Exhibit A may be rejected by the Agent in its sole discretion, and the Agent shall promptly notify GM of such rejection. GM may request offers to make Competitive Loans for more than one Interest Period in a single Competitive Bid Request. No Competitive Bid Request shall be given within three Business Days of any other Competitive Bid Request pursuant to which GM has made a Competitive Borrowing.

          (c) Invitation for Competitive Bids. Promptly after its receipt of a Competitive Bid Request (but, in any event, no later than 3:00 P.M., New York City time, on the date of such receipt) conforming to the requirements of paragraph (b) above, the Agent shall send to each of the Non-Extending Lenders an Invitation for Competitive Bids which shall constitute an invitation by GM to each such Non-Extending Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

          (d) Submission and Contents of Competitive Bids. (i) Each Non-Extending Lender may submit a Competitive Bid containing an offer or offers to make Competitive Loans in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this paragraph (d) and must be submitted to the Agent at its offices specified in subsection 10.2 not later than (x) 9:30 A.M., New York City time, on the third Business Day prior to the proposed date of Borrowing, in the case of a Borrowing of Eurodollar Competitive Loans or (y) 9:30 A.M., New York City time, on the date of the proposed Borrowing, in the case of a Fixed Rate Borrowing; provided that any Competitive Bids submitted by the Agent in the capacity of a Non-Extending Lender may only be submitted if the Agent notifies GM of the terms of the offer or offers contained therein not later than fifteen minutes prior to the deadline for the other Non-Extending Lenders. A Competitive Bid submitted by a Non-Extending Lender pursuant to this paragraph (d) shall be irrevocable.

               (ii) Each Competitive Bid shall be in substantially the form of Exhibit C and shall specify:

               (1) the date of the proposed Borrowing,

               (2) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Non-Extended Commitment of the quoting Non-Extending Lender, (x) must be in a minimum principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Loans for which offers were requested and (z) may be subject to a limitation as to the maximum aggregate principal amount of Competitive Loans for which offers being made by such quoting Non-Extending Lender may be accepted,

               (3) in the case of a Borrowing of Eurodollar Competitive Loans, the Margin offered for each such Competitive Loan, expressed as a percentage (specified in increments of 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (4) in the case of a Fixed Rate Borrowing, the rate of interest per annum (specified in increments of 1/10,000th of 1%) offered for each such Competitive Loan, and

               (5) the identity of the quoting Non-Extending Lender.

A Competitive Bid may set forth up to five separate offers by the quoting Non-Extending Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids. Any Competitive Bid shall be disregarded by the Agent if the Agent determines that it: (A) is not substantially in the form of Exhibit C or does not specify all of the information required by subsection 2.5(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted); (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or (D) arrives after the time set forth in subsection 2.5(d)(i).

          (e) Notice to GM. The Agent shall promptly (and, in any event, by 10:00 A.M., New York City time) notify GM, by telecopy, of all the Competitive Bids made (including all disregarded bids), the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Non-Extending Lender that made each bid. The Agent shall send a copy of all Competitive Bids (including all disregarded bids) to GM for its records as soon as practicable after completion of the bidding process set forth in this subsection 2.5.

          (f) Acceptance and Notice by GM. GM may in its sole discretion, subject only to the provisions of this paragraph (f), accept or reject any Competitive Bid (other than any disregarded bid) referred to in paragraph (e) above. GM shall notify the Agent by telephone, confirmed immediately thereafter by telecopy in a Competitive Bid Accept/Reject Letter (substantially in the form of Exhibit D), whether and to what extent GM wishes to accept any or all of the bids referred to in paragraph (e) above not later than (x) 10:30 A.M. (New York City time) on the third Business Day prior to the proposed date of Borrowing, in the case of a Competitive Eurodollar Borrowing or (y) 10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of a Fixed Rate Borrowing; provided that:

               (i) the failure by GM to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (e) above;

               (ii) the aggregate principal amount of the Competitive Bids accepted by GM may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Non-Extended Commitments of all Non-Extending Lenders then in effect over the aggregate principal amount of all Non-Extended Loans and Money Market Advances outstanding immediately prior to the making of such Competitive Loans (and after giving effect to the use of proceeds thereof),

               (iii) the principal amount of each Competitive Borrowing must be $5,000,000 or a multiple of $1,000,000 in excess thereof,

               (iv) unless there are any limitations contained in a quoting Non-Extending Lender's Competitive Bid, GM may not accept a Competitive Bid made at a particular Competitive Bid Rate if GM has decided to reject any portion of a bid made at a lower Competitive Bid Rate for the same Interest Period, and

               (v) GM may not accept any Competitive Bid that is disregarded by the Agent pursuant to subsection 2.5(d)(ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by GM pursuant to this paragraph (f) shall be irrevocable.

          (g) Allocation by Agent. If offers are made by two or more Non-Extending Lenders with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Agent among such Non-Extending Lenders as nearly as possible (in integral multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

          (h) Notification of Acceptance. The Agent shall promptly (and, in any event, by 11:00 A.M., New York City time) notify each bidding Non-Extending Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          2.6 Money Market Advances. (a) GM may at any time and from time to time request any one or more of the Non-Extending Lenders to make offers to make Money Market Advances to GM on any Business Day during the relevant Commitment Period; provided that in no event may GM request a borrowing of Money Market Advances if, after giving effect to such borrowing and the use of proceeds thereof, (i) there would be more than $1,000,000,000 of Money Market Advances outstanding, (ii) the aggregate amount of all Non-Extended Loans, Competitive Loans and Money Market Advances then outstanding shall exceed the aggregate Non-Extended Commitments then in effect of all Non-Extending Lenders and (iii) the Total Extensions of Credit shall not exceed the aggregate Commitments then in effect of all Lenders. Each such Non-Extending Lender may, but shall have no obligation to, make such offer, and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection
2.6. Money Market Advances to GM may bear interest at a rate determined by reference to any interest rate basis applicable to Non-Extended Loans to GM hereunder. A Money Market Advance shall have a stated maturity no later than the seventh Business Day after the date on which such Money Market Advance is made.

          (b) In the event that GM desires to borrow a Money Market Advance from a Non-Extending Lender, GM shall request that such Non-Extending Lender provide a quotation to GM of the terms under which such Non-Extending Lender would be willing to provide such Money Market Advance.

          (c) In the event that GM elects to accept a Non-Extending Lender's offer for a Money Market Advance, GM shall provide telephonic notice to such Non-Extending Lender of its election by no later than 30 minutes after the time that such offer was received by it. The failure of GM to provide such notice of acceptance in a timely manner shall be deemed to constitute a rejection of the offer of such Non-Extending Lender. Any Money Market Advance to be made by a Non-Extending Lender pursuant to this subsection 2.6 shall be made by the Non-Extending Lender crediting an account specified by GM with the amount of such advance in immediately available funds promptly upon receipt of GM's timely acceptance of the offer of such Non-Extending Lender with respect to such Money Market Advance. GM's acceptance of an offer of a Money Market Advance shall be deemed to constitute a representation and warranty by GM that the conditions to borrowing set forth in clauses (b) and (c) of subsection 4.2 have been satisfied as of the date of such Money Market Advance.

          (d) GM agrees to forward to the Non-Extending Lender with respect to a Money Market Advance written evidence of such Money Market Advance by mailing on the date upon which such Money Market Advance was made a letter, substantially in the form of Exhibit H, executed and delivered by a duly authorized officer of GM, confirming the amount so borrowed, the currency in which such Money Market Advance was denominated, the rate of interest applicable thereto and the maturity thereof (with such Money Market Advance being due and payable on such date of maturity); provided that the failure of such Borrower to provide such letter shall not impair the obligation of GM to repay any Money Market Advance borrowed by it. All borrowings pursuant to this subsection 2.6 shall bear interest at the rate quoted to GM by the relevant Lender in its quotation described in clause (b) above, regardless of any change in the Federal Funds Effective Rate or any other interest rate between the time of quoting and the time of borrowing.

          (e) Upon the occurrence and during the continuance of an Event of Default hereunder, each Non-Extending Lender which has Money Market Advances outstanding may declare its Money Market Advances (with any applicable interest thereon) to be immediately due and payable without the consent of, or notice to, any other Non-Extending Lender; provided that if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) of Section 7 with respect to GM, such Non-Extending Lender's Money Market Advances to GM (and any applicable interest thereon) shall automatically become immediately due and payable.

          (f) GM shall promptly notify the Agent of the amount and term of each Money Market Advance made to it and the identity of the Non-Extending Lender with respect thereto.

          (g) GM and any Non-Extending Lender may at any time and from time to time enter into written agreements which provide for procedures for soliciting and extending Money Market Advances to GM which differ from those specified in paragraphs (b) and (c) of this subsection 2.6. As between GM and such Non-Extending Lender such agreements shall supersede the provisions of such paragraphs to the extent specified therein.

          2.7 Termination or Reduction of Commitments. (a)Effective on and as of the Effective Date (i) the "Tranche B Commitment" under and as defined in the Existing Credit Agreement, is terminated and shall be of no further force and effect and (ii) the "Commitments" under and as defined in the Existing Credit Agreement of each Lender are reduced to the amount of the Commitments of such Lender set forth in Schedule I, in each case without the need for any further notice or other actions with respect to such termination or reduction.

          (b) Upon not less than five Business Days' notice to the Agent, GM shall have the right to terminate each of the Non-Extended Commitments, the US Secured Commitments and the Canadian/US Secured Commitments, in each case when no Loans are then outstanding under the Commitments to be terminated or, from time to time, to reduce the unutilized portion of the Non-Extended Commitments, the US Secured Commitments and the Canadian/US Secured Commitments, as the case may be. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $5,000,000 in excess thereof and shall reduce permanently the relevant Commitments then in effect.

          2.8 Prepayments. (a) Each Borrower may, at any time and from time to time, prepay the Revolving Credit Loans under any Tranche owing by it, in whole or in part, without premium or penalty (but subject to the provisions of subsection 2.20), upon at least one Business Day's irrevocable notice to the Agent (which notice must be received by the Agent prior to 12:00 Noon, New York City time, on the date upon which such notice is due), specifying (i) the date and amount of prepayment, (ii) the Tranche or Tranches being prepaid and, if more than one Tranche, the amount allocated to each, (iii) the currency in which the Loans to be prepaid are denominated and (iv) whether the prepayment is of Eurodollar Loans, ABR Loans or Canadian Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.20. Partial prepayments of the Non-Extended Loans and the US Secured Loans shall be in an aggregate principal amount of $10,000,000 or a multiple of $5,000,000 in excess thereof. Partial prepayments of the Canadian/US Secured Loans shall be in an aggregate principal amount of
(x) to the extent denominated in Dollars, $10,000,000 or a multiple of $5,000,000 in excess thereof and (y) to the extent denominated in Canadian Dollars, C$10,000,000 or a multiple of C$5,000,000 in excess thereof. Notwithstanding anything to the contrary contained herein, GM shall not prepay the Competitive Loans except pursuant to Section 7.

          (b) If, on any date of determination, GM shall not be in compliance with the covenant set forth in subsection 6.6, GM shall promptly, and in any event within 5 Business Days, of such date prepay the US Secured Loans and/or Canadian/US Secured Loans made to GM, and/or cash collateralize any L/C Obligations with respect to Letters of Credit issued in favor of GM, as applicable by an amount necessary to cause GM to be in compliance with such covenant.

          (c) If, on any date of determination, the Borrowers shall not be in compliance with the covenant set forth in subsection 6.7, the Borrowers shall promptly, and in any event within 5 Business Days of such date, prepay the Canadian/US Secured Loans made to GM Canada and/or cash collateralize any L/C Obligations issued in favor of GM Canada by an amount necessary to cause the Borrowers to be in compliance with such covenant.

          (d) If, on any date of determination during a Material Production Event Period, GM shall not be in compliance with subsection 6.8, GM shall promptly, and in any event within 5 Business Days of such date, prepay, or cause GM Canada to prepay, such US Secured Loans and/or Canadian/US Secured Loans made to GM or GM Canada, as applicable, and/or cash collateralize any L/C Obligations issued on behalf of GM or GM Canada, as applicable, so as to cause it to be in compliance with such subsection.

          (e) If GM shall receive notice from the Agent or if GM otherwise has knowledge that the Total Secured Extensions of Credit exceeds the Extended Secured Commitments at any time, each Borrower shall promptly, and in any event within five Business Days of such notice or knowledge, prepay the Extended Secured Loans made to such Borrower and cash collateralize any L/C Obligations issued for the account of such Borrower such that, after giving effect thereto, the Total Secured Extensions of Credit does not exceed the Extended Secured Commitments.

          2.9 Conversion and Continuation Options. (a) Each Borrower may elect from time to time to convert any Eurodollar Revolving Credit Loans under any Tranche to ABR Loans, by giving the Agent at least one Business Day's prior irrevocable notice of such election; provided that any such conversion of Eurodollar Revolving Credit Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert ABR Loans under any Tranche to Eurodollar Revolving Credit Loans denominated in Dollars by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. Notwithstanding the foregoing, (i) no ABR Loan under any Tranche may be converted into a Eurodollar Revolving Credit Loan when any Event of Default has occurred and is continuing and the Agent has or the applicable Majority Tranche Lenders have determined that such conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to (x) the Non-Extended Termination Date with respect to a conversion of Non-Extended Loans or (y) the Extended Termination Date with respect to a conversion of any Extended Secured Loans.

          (b) Any Eurodollar Revolving Credit Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Revolving Credit Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the applicable Majority Tranche Lenders have determined that such continuation is not appropriate or (ii) after the date that is one month prior to (A) the Non-Extended Termination Date with respect to a continuation of Non-Extended Loans or (B) the Extended Termination Date with respect to a continuation of Extended Secured Loans; provided, further, that if a relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          2.10 Minimum Amounts of Eurodollar Borrowings. All Borrowings, conversions and continuations of Eurodollar Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each Eurodollar Sub-Tranche shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. In no event shall there be more than 30 Eurodollar Sub-Tranches outstanding at any time.

          2.11 Repayment of Loans; Evidence of Debt. (a) GM hereby unconditionally promises to pay to each Non-Extending Lender on the Non-Extended Termination Date (or such earlier date as the Non-Extended Loans become due and payable pursuant to this Agreement), the unpaid principal amount of each Non-Extended Loan made by such Non-Extending Lender to GM. GM hereby unconditionally promises to pay to each Non-Extending Lender on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by such Non-Extending Lender to GM.

          (b) GM hereby unconditionally promises to pay to the Applicable Lending Office of each Secured Lender on the Extended Termination Date (or such earlier date as the Extended Secured Loans become due and payable pursuant to this Agreement), the unpaid principal amount of each Extended Secured Loan made by such Secured Lender to GM.

          (c) GM Canada hereby unconditionally promises to pay to the Applicable Lending Office of each Canadian/US Secured Lender on the Extended Termination Date (or such earlier date as the Canadian/US Secured Loans become due and payable pursuant to this Agreement), the unpaid principal amount of each Canadian/US Secured Loan made by such Canadian/US Secured Lender to GM Canada.

          (d) Each Borrower hereby further agrees to pay interest in immediately available funds at the office of the Agent on the unpaid principal amount of the Loans owing by such Borrower from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.12 or 2.12A, as applicable. Amounts owing hereunder on account of principal and interest on Loans shall be paid in the currency in which such Loan was borrowed and amounts owing hereunder on account of fees shall be paid in Dollars.

          (e) Each Lender shall maintain an account or accounts evidencing the indebtedness of each Borrower to the Applicable Lending Office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

          (f) The Agent shall maintain the Register pursuant to subsection 10.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the applicable Borrower, the nature of each such Loan as a Non-Extending Loan, a US Secured Loan or a Canadian/US Secured Loan, the Type of each Loan, the currency in which each such Loan is denominated and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder from each Borrower and each Lender's share thereof.

          (g) The entries made in the Register and accounts maintained pursuant to paragraphs (e) and (f) of this subsection 2.11 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower in accordance with the terms of this Agreement.

          2.12 Interest Rates and Payment Dates for Non-Extended Loans. (a) Each Non-Extended Loan which is an ABR Loan shall bear interest at a rate per annum equal to the ABR.

          (b) The Non-Extended Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of each Eurodollar Revolving Credit Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin set forth in clause (e) below, and
(ii) in the case of each Eurodollar Competitive Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus (or minus, as the case may be) the Margin offered by the Non-Extending Lender making such Eurodollar Competitive Loan and accepted by GM pursuant to subsection 2.5.

          (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the fixed rate of interest offered by the Non-Extending Lender making such Loan and accepted by GM pursuant to subsection 2.5.

          (d) Subject to the provisions of the following sentence, interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (f) of this subsection 2.12 shall be payable from time to time on demand. The amount of interest on Non-Extended Loans to be paid on any Interest Payment Date shall be the amount which would be due and payable if the Utilization for the period for which such interest is paid was less than 33%. On the Non-Extended Termination Date (or, if earlier, on the date upon which both the Non-Extended Commitments are terminated and the Non-Extended Loans are paid in full) and on the first Business Day following the last day of each fiscal quarter of GM so long as any Non-Extended Loans are outstanding, GM shall pay to the Agent, for the ratable benefit of the Non-Extending Lenders, an additional amount of interest equal to the difference (if any) between (i) the amount of interest which would have been payable during such fiscal quarter (or, in the case of the payment due on the Non-Extended Termination Date, the portion thereof ending on such date) after giving effect to the actual Utilization during such period and (ii) the amount of interest which actually was paid during such period.

          (e) The "Applicable Margin" with respect to Non-Extended Loans at any date shall be the applicable percentage amount set forth in the table below based upon the Type of such Loan and the Utilization and Status on such date:

                      Level I   Level II   Level III   Level IV   Level V   Level VI
                       Status    Status      Status     Status     Status    Status
                      -------   --------   ---------   --------   -------   --------
If Utilization is less than 33%:

   Eurodollar Loans    0.250%    0.450%      0.550%     1.000%     1.200%    1.350%
   ABR Loans               0%        0%          0%         0%         0%        0%

If Utilization is equal to or greater than 33% and less than 66%:

   Eurodollar Loans    0.375%    0.575%      0.675%     1.125%     1.325%    1.475%
   ABR Loans               0%        0%          0%         0%         0%        0%

If Utilization is equal to or greater than 66%:

   Eurodollar Loans    0.500%    0.700%      0.800%     1.250%     1.450%    1.600%
   ABR Loans               0%        0%          0%         0%         0%        0%

          Changes in the Applicable Margin shall become effective on the date on which S&P, Moody's and/or Fitch changes the rating it has issued with respect to GM's senior unsecured long-term debt. In the event of split ratings, the Level that is next higher than the Level in which the lowest of such ratings resides shall apply. The Agent shall as soon as practicable notify GM and the Non-Extending Lenders of the effective date and the amount of each such change in interest rate.

          (f) If all or a portion of (i) the principal amount of any Non-Extended Loan or Competitive Loan (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder with respect to the Non-Extended Commitments or Non-Extended Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12 plus 1% or (y) in the case of overdue interest, facility fee or other amount, the rate described in paragraph (a) of this subsection 2.12 plus 1%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). For purposes of this Agreement, principal shall be "overdue" only if not paid in accordance with the provisions of subsection 2.11.

          2.12A Interest Rates and Payment Dates for Extended Secured Loans. (a) Each Extended Secured Loan which is an ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin set forth in clause (e) below.

          (b) The Extended Secured Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin set forth in clause (e) below.

          (c) Each Extended Secured Loan which is a Canadian Base Rate Loan shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin set forth in clause (e) below.

          (d) Interest on the Extended Secured Loans shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (f) of this subsection 2.12A shall be payable from time to time on demand.

          (e) The "Applicable Margin" with respect to Extended Secured Loans at any date shall be the applicable percentage amount set forth in the table below based upon the Type of such Loan and Status on such date:

                      Level I   Level II   Level III   Level IV   Level V   Level VI
                       Status    Status      Status     Status     Status    Status
                      -------   --------   ---------   --------   -------   --------
Eurodollar Loans      1.1250%    1.350%      1.500%     1.750%     2.000%    2.250%
ABR Loans and
   Canadian Base
   Rate Loans         0.1250%    0.350%      0.500%     0.750%     1.000%    1.250%

          Changes in the Applicable Margin shall become effective on the date on which S&P, Moody's and/or Fitch changes the rating it has issued with respect to GM's senior secured long-term debt. In the event of split ratings, the Level that is next higher than the Level in which the lowest of such ratings resides shall apply. The Agent shall as soon as practicable notify each Borrower and the Secured Lenders of the effective date and the amount of each such change in interest rate.

          (f) If all or a portion of (i) the principal amount of any Extended Secured Loan or Reimbursement Obligation, (ii) any interest payable thereon or
(iii) any facility fee or other amount payable hereunder with respect to the Extended Secured Commitments or the Extended Secured Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12A plus 2% or (y) in the case of overdue interest, facility fee or other amount, the rate described in paragraph (a) of this subsection 2.12A plus 2%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). For purposes of this Agreement, principal shall be "overdue" only if not paid in accordance with the provisions of subsection 2.11.

          2.13 Facility Fee. (a) Non-Extended Commitments. With respect to the Non-Extended Commitments, GM shall pay a facility fee to the Agent, for the ratable account of the Non-Extending Lenders, at the rate per annum equal to (a) for each day that GM has Level I Status, 0.125% of the aggregate amount of the Non-Extended Commitments on such day, (b) for each day that GM has Level II Status, 0.175% of the aggregate amount of the Non-Extended Commitments on such day, (c) for each day that GM has Level III Status, 0.200% of the aggregate amount of the Non-Extended Commitments on such day, (d) for each day that GM has Level IV Status, 0.250% of the aggregate amount of the Non-Extended Commitments on such day, (e) for each day that GM has Level V Status, 0.300% of the aggregate amount of the Non-Extended Commitments on such day and (f) for each day that GM has Level VI Status, 0.400% of the aggregate amount of the Non-Extended Commitments on such day. In the event of split ratings, the Level that is next higher than the Level in which the lowest of such ratings resides shall apply. On the first Business Day following the last day of each fiscal quarter of GM and on the Non-Extended Termination Date (or, if earlier, on the date upon which both the Non-Extended Commitments are terminated and the Loans under the Non-Extended Tranche are paid in full), GM shall pay to the Agent, for the ratable benefit of the Non-Extending Lenders, the portion of such facility fee payable by it which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the Non-Extended Termination Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate amount of the relevant Non-Extended Commitments of the Non-Extending Lenders from time to time, regardless of the Utilization from time to time thereunder; provided that if the Non-Extended Commitments have been terminated, such facility fee shall be based upon the aggregate outstanding principal amount of the Non-Extended Loans.

          (b) Extended Secured Commitments. With respect to the Extended Secured Commitments, GM shall pay to the US Secured Lenders and GM, on behalf of the Borrowers, shall pay to the Canadian/US Secured Lenders a facility fee to the Agent, for the ratable account of the US Secured Lenders or the Canadian/US Secured Lenders, as applicable, at the rate per annum equal to (a) for each day that GM has Level I Status, 0.375% of the aggregate amount of the Extended Secured Commitments on such day, (b) for each day that GM has Level II Status, 0.400% of the aggregate amount of the Extended Secured Commitments on such day and (c) for each day that GM has Level III Status, Level IV Status, Level V Status or Level VI Status, 0.500% of the aggregate amount of the Extended Secured Commitments on such day. In the event of split ratings, the Level that is next higher than the Level in which the lowest of such ratings resides shall apply. On the first Business Day following the last day of each fiscal quarter of GM and on the Extended Termination Date (or, if earlier, on the date upon which both the Extended Secured Commitments are terminated and the Loans thereunder are paid in full), GM shall pay to the Agent, for the ratable benefit of the Secured Lenders, the portion of such facility fee payable by it which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the Extended Termination Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate amount of the relevant Extended Secured Commitments of the Secured Lenders from time to time; provided that if the Extended Secured Commitments have been terminated, such facility fee shall be based upon the aggregate Canadian/US Secured Extensions of Credit or the aggregate outstanding principal amount of the US Secured Loans, as applicable.

          2.14 Computation of Interest and Fees. (a)Interest on all Loans shall be computed on the basis of the actual number of days elapsed over a year of 360 days or, on any date when (x) the ABR is determined by reference to the Prime Rate or (y) the Canadian Base Rate is determined by reference to the CDOR Rate, a year of 365 or 366 days as appropriate (in each case including the first day but excluding the last day). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year in respect of Loans denominated in Dollars and a 365 day year in respect of Loans denominated in Canadian Dollars or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or 365, as applicable, or such other period of time, respectively. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrower and the Lenders in the absence of manifest error. All fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days as appropriate (including the first day but excluding the last day). The Agent shall, at any time and from time to time upon the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Agent in determining any interest rate applicable to any Tranche of Revolving Credit Loans pursuant to this Agreement.

          (b) Any change in the interest rate on a Loan resulting from a change in the ABR, Canadian Base Rate or the Eurodollar Reserve Requirements shall become effective as of the opening of business on the day on which such change in the ABR or Canadian Base Rate is announced or such change in the Eurodollar Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the relevant Borrower and such Lenders of the effective date and the amount of each such change in interest rate. Each change in the Applicable Margin applicable to Loans or the facility fee as a result of a change in GM's Status shall become effective on the date upon which such change in Status occurs.

          (c) If any Reference Lender shall for any reason no longer have a Commitment, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result thereof, there shall only be one Reference Lender remaining, the Borrowers and the Agent (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.15, be determined on the basis of the quotations of the remaining Reference Lenders.

          2.15 Inability to Determine Interest Rate. If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of the term "Eurodollar Rate" contained in subsection 1.1 of this Agreement, the Agent shall give telecopy or telephonic notice thereof to the affected Borrower(s) and the affected Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate for such currency can be determined by the Agent in the manner specified in the definition of such term contained in said subsection 1.1 (the "Restoration Date"), no further Eurodollar Loans shall be continued as such at the end of the then current Interest Period or (other than any Eurodollar Loans previously requested and with respect to which the Eurodollar Rate previously was determined) shall be made, nor shall any Borrower have the right to convert ABR Loans to Eurodollar Revolving Credit Loans. In the event that the affected Eurodollar Rate applies to Revolving Credit Loans, such Revolving Credit Loans shall be converted on the last day of the then current Interest Period to ABR Loans in accordance with subsection 2.9.

          2.16 Pro Rata Treatment and Payments. (a) Borrowings. Each Borrowing of Revolving Credit Loans hereunder shall not be required to be made pro rata among the Tranches;

provided that each Borrowing of Revolving Credit Loans in any Tranche shall be made pro rata among the Lenders in such Tranche.

          (b) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Credit Loans may be made on a non-pro rata basis among the Tranches; provided that (i) each payment (including each prepayment) of Revolving Credit Loans within any Tranche shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of the Lenders under such Tranche and (ii) any payments from proceeds of the Collateral shall be distributed solely to the Secured Parties and Hedging Secured Parties secured by the Collateral in accordance with subsection 2.16(c). Notwithstanding the foregoing, to the extent payments are made by either Borrower to comply with the covenants set forth in subsections 6.6, 6.7 or 6.8, such payments shall be applied by such Borrower to prepay the applicable Extended Secured Loans and/or cash collateralize the Letters of Credit or Acceptances, as applicable. Each payment by GM on account of principal of and interest on any Borrowing of Competitive Loans shall be made pro rata among the Non-Extending Lenders participating in such Borrowing according to the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment by the Borrowers on account of any facility fee hereunder in respect of Non-Extended Commitments (with respect to GM only) or Extended Secured Commitments, as the case may be, shall be made pro rata according to the relevant Commitment Percentages of the Lenders having such Commitments.

          (c) Any payments from proceeds of the Collateral during the continuance of an Event of Default shall be applied in the following order:

          (i) first, to pay incurred and unpaid fees and expenses of the Agent under the Loan Documents;

          (ii) second, to the Agent, for application by it towards payment of interest and fees then due and owing and remaining unpaid in respect of the Secured Obligations and Non-Loan Exposure, pro rata among the relevant Secured Parties according to the interest and fees of the Secured Obligations and the Non-Loan Exposure secured by such Collateral then due and owing and remaining unpaid to such Secured Parties;

          (iii) third, to the Agent, for application by it towards payment of all other amounts then due and owing and remaining unpaid in respect of the Secured Obligations and Non-Loan Exposure secured by such Collateral, pro rata among the relevant Secured Parties according to the amounts of the Secured Obligations and Non-Loan Exposure secured by such Collateral then due and owing and remaining unpaid to such Secured Parties;

          (iv) fourth, to the Agent, for application by it towards prepayment of the Secured Obligations and Non-Loan Exposure, and, in the case of L/C Obligations, to provide for cash collateral in the manner described in Section 7, pro rata among the relevant Secured Parties according to the amounts of the Secured Obligations and Non-Loan Exposure secured by such Collateral then held by such Secured Parties;

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                                                                              51


          (v) fifth, to the Agent for application by it towards payments of amounts then due and owing and remaining unpaid in respect of the Hedging Obligations, pro rata among the Hedging Secured Parties according to the amounts of the Hedging Obligations then due and owing and remaining unpaid to the Hedging Secured Parties; and

          (vi) sixth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to GM or to whomsoever may be lawfully entitled to receive the same;

          provided that, if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation, Non-Loan Exposure or Hedging Obligations, as applicable, described in any of clauses (i), (ii), (iii) and (iv) above, the available funds being applied with respect to any such Secured Obligation, Non-Loan Exposure or Hedging Obligations, as applicable (unless otherwise specified in such clause), shall be allocated to the payment of such Secured Obligation, Non-Loan Exposure or Hedging Obligations, as applicable, ratably, based on the proportion of the Agent's and each Secured Lender's or Issuing Bank's interest in the aggregate outstanding Secured Obligation, Non-Loan Exposure or Hedging Obligations, as applicable, described in such clauses; provided, further, that proceeds of any Collateral shall be applied solely against the Secured Obligation, Non-Loan Exposure or Hedging Obligations, as applicable, secured thereby.

          (d) Any reduction of the Non-Extended Commitments shall be made pro rata according to the Non-Extended Commitment Percentages of the Non-Extending Lenders. Any reduction of the US Secured Commitments shall be made pro rata according to the US Secured Commitment Percentages of the US Secured Lenders. Any reduction of the Canadian/US Secured Commitments shall be made pro rata according to the Canadian/US Secured Commitment Percentages of the Canadian/US Secured Lenders.

          (e) All payments (including prepayments) to be made by either Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Agent, for the account of the relevant Lenders, at the Agent's office specified in subsection 10.2. Payments of principal and interest on any Loan shall be made in the currency in which the relevant Loans are denominated; fees and other amounts shall be made in Dollars; and all payments hereunder shall be made in immediately available funds. The Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (f) Unless the Agent shall have been notified in writing by any Lender prior to the deadline for funding a Borrowing that such Lender will not make the amount that would

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                                                                              52


constitute its relevant Commitment Percentage of such Borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the borrowing date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to (i) in the case of Borrowings denominated in Dollars, the daily average Federal Funds Effective Rate and (ii) in the case of Borrowings denominated in Canadian Dollars, the interest rate reasonably determined by the Agent to reflect its cost of funds for the amount advanced by the Agent on behalf of such Lender, in each case for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection 2.16 shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such Borrowing is not made available to the Agent by such Lender within three Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate described above, on demand, from the relevant Borrower.

          (g) The Agent agrees to provide each Borrower with a written invoice of the amount of (x) any interest payable on any Interest Payment Date, (y) any fee payable to the Agent, for the ratable account of the applicable Lenders, on any Fee Payment Date and (z) any expense payable by either Borrower under this Agreement or any other Loan Document. Such invoice shall be provided (i) three Business Days in advance of any Interest Payment Date in the case of Loans bearing interest based on the Eurodollar Rate, (ii) on the Interest Payment Date in the case of Loans based on the ABR or the Canadian Base Rate, (iii) on the applicable Fee Payment Date in the case of any fees and (iv) three Business Days in advance of any date any expense is due. Failure to deliver any such invoice shall not affect a Borrower's payment obligations hereunder; provided that, with respect to any interest payable on any Interest Payment Date, any fee payable on any Fee Payment Date or any expense payable by either Borrower on any date as provided in any Loan Document, in the event that (A) any invoice is later determined to have understated the amount of interest, fee or expense, as applicable, due on such date or (B) a Borrower makes a good faith payment of the interest, fee or expense, as applicable, due on such date prior to receipt of an invoice as provided above, and, in each case, the amount paid is later determined to have been less that the amount or interest, fee or expense, as the case may be, actually due on such date pursuant to this Agreement or any other Loan Document, the failure by such Borrower to have paid the full amount of interest, fee or expense, as the case may be, on such date shall not constitute a Default or an Event of Default unless the relevant Borrower fails to pay the amount of such shortfall within five Business Days after written notice from the Agent of the amount thereof.

          2.17 Illegality. (a)Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Agent and the affected Borrower(s) describing the relevant provisions of such Requirement of Law (and, if the affected Borrower(s) shall so request, provide the affected Borrower(s) with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue such Eurodollar Loans as such and convert ABR Loans to Eurodollar Revolving Credit Loans shall forthwith be

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                                                                              53


cancelled and (b) such Lender's outstanding Eurodollar Loans shall be converted automatically on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans.

          If any such conversion or prepayment of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower whose Loan is converted or prepaid shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.20.

          (b) If any provision of this Agreement or any of the other Loan Documents would obligate GM Canada to make any payment of interest with respect to any of the Canadian Secured Obligations or other amount payable to the Agent or any Canadian/US Secured Lender in an amount or calculated at a rate which would be prohibited by any applicable law or would result in a receipt by the Agent or such Canadian/US Secured Lender of interest with respect to the Canadian Secured Obligations at a criminal rate (as such terms are construed under any applicable law, including the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by any applicable law or so result in a receipt by Agent or such Canadian/US Secured Lender of interest with respect to the Canadian Secured Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

               (i) first, by reducing the amount or rates of interest required to be paid to the Agent or the affected Canadian/US Secured Lender under this subsection 2.17(b); and

               (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Agent or the affected Canadian/US Secured Lender which would constitute interest with respect to the Canadian Secured Obligations for purposes of any applicable law, including Section 347 of the Criminal Code (Canada).

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Agent or any Canadian/US Secured Lender shall have received an amount in excess of the maximum permitted by any applicable law, including section 347 of the Criminal Code (Canada) and the Interest Act (Canada), then GM Canada shall be entitled, by notice in writing to the Agent or the affected Canadian/US Secured Lender, to obtain reimbursement from the Agent or such Canadian/US Secured Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Agent or such Canadian/US Secured Lender to GM Canada. Any amount or rate of interest under the Canadian Secured Obligations referred to in this subsection 2.17(b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian/US Secured Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in or construed by any applicable law, including the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Extended Termination Date and for the purpose of the Criminal Code (Canada), in the event of a dispute, a certificate of a Fellow of the Canadian

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                                                                              54


Institute of Actuaries appointed by the Agent shall be conclusive for the purposes of such determination.

          2.18 Increased Costs. (a) If (i) there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans, issuing or participating in letters of credit, accepting Acceptances, holding Acceptance Obligations or making, funding or maintaining Acceptance Equivalent Loans hereunder or (ii) any reduction in any amount receivable in respect thereof, and such increased cost or reduced amount receivable is due to either:

          (x) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof; or

          (y) the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law),

then (subject to the provisions of subsection 2.21) the Borrower(s) under the relevant Tranche shall from time to time, upon demand by such Lender pay such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced amount receivable; provided that no such additional amounts shall be payable by the Borrowers with respect to, and this subsection 2.18(a) shall not apply to, any increased cost or reduced amount due to the imposition or change in the rate of any tax, which shall be governed exclusively by subsection 2.19.

          (b) If any Lender shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or (ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting such Lender, or (iii) any change arising after the date hereof in the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or any lending office of such Lender), or any holding company for such Lender which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of any such holding company as a direct consequence of such Lender's obligations hereunder or under or in respect of any Letter of Credit or attributable to or based upon accepting Acceptances or holding Acceptance Obligations hereunder to a level below that which such Lender or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then (subject to the provisions of subsection 2.21) from time to time such Lender may request the relevant Borrower to pay to such Lender such additional amounts as will compensate such Lender or any such holding company for any such reduction suffered, net of the savings (if any)

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                                                                              55


which may be reasonably projected to be associated with such increased capital requirement; provided that no such additional amounts shall be payable by the Borrowers with respect to, and this subsection 2.18(b) shall not apply to, any increased cost or reduced amount due to the imposition or change in the rate of any tax, which shall be governed exclusively by subsection 2.19. Any certificate as to such amounts which is delivered pursuant to subsection 2.21(a) shall, in addition to any items required by subsection 2.21(a), include the calculation of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that in no event shall any Lender be obligated to pay or refund any amounts to the relevant Borrower on account of such savings.

          (c) In the event that any Governmental Authority shall impose any Eurodollar Reserve Requirements which increase the cost to any Lender of making or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, then (subject to the provisions of subsection 2.21) the relevant Borrower(s) shall thereafter pay in respect of the Eurodollar Loans of such Lender a rate of interest based upon the Eurodollar Reserve Rate (rather than upon the Eurodollar Rate). From and after the delivery to the relevant Borrower(s) of the certificate required by subsection 2.21(a), all references contained in this Agreement to the Eurodollar Rate shall be deemed to be references to the Eurodollar Reserve Rate with respect to each such affected Lender.

          2.19 Taxes. (a) All payments made by each Loan Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of each Lender, Affiliate and the Agent (each a "Tax Indemnified Party") (i) income taxes (other than withholding taxes) and franchise taxes, branch profits taxes or any other tax based upon net income imposed on such Tax Indemnified Party as a result of a present or former connection between such Tax Indemnified Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Tax Indemnified Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); and (ii) any withholding taxes imposed by the United States on payments made by GM or Saturn to any Tax Indemnified Party or by Canada on payments made by GM Canada to any Tax Indemnified Party, in each case, under laws (including, without limitation, for all purposes of this subsection 2.19, any statute, treaty or regulation), in effect on the Effective Date (or, in the case of (A) an Assignee, the date of the Assignment and Acceptance, (B) a successor Agent, the date of the appointment of such Agent, (C) a successor Issuing Bank, the date such Issuing Bank becomes an Issuing Bank or (D) a Lender that changes its Applicable Lending Office, the date of such change) applicable to such Tax Indemnified Party (taxes other than those excluded under clauses
(a)(i) or (ii) being referred to herein as "Non-Excluded Taxes"); provided that clause (a)(ii) shall not apply to the extent that (x) the indemnity payments or additional amounts any Tax Indemnified Party would be entitled to receive (without regard to clause (a)(ii)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, transfer, appointment or change in Applicable Lending Office would have been entitled to receive in the absence of such assignment, transfer, appointment or change in Applicable Lending Office or (y) any Non-Excluded Tax is imposed on a Tax Indemnified Party in connection with an interest in any Loan or other obligation that

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                                                                              56


such Tax Indemnified Party acquired pursuant to subsection 2.24. If any Non-Excluded Taxes are required to be withheld from any amounts payable to, or for the account of, the Tax Indemnified Party hereunder, then such Loan Party shall make all such deductions and pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law, the amounts so payable to, or for the account of, the Tax Indemnified Party shall be increased to the extent necessary to yield to the Tax Indemnified Party (after payment of all Non-Excluded Taxes) a net amount equal to the amount it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, GM shall not be required to increase any such amounts payable to any Tax Indemnified Party if such Tax Indemnified Party fails to comply with the requirements of paragraph (b) of this subsection 2.19. Whenever any Non-Excluded Taxes are payable by any Loan Party, as promptly as possible thereafter such Loan Party shall send to the Agent for its own account or for the account of the relevant Tax Indemnified Party, as the case may be, a certified copy of an original official receipt, if any, received by such Loan Party showing payment thereof. If any Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent or the relevant Tax Indemnified Party the required receipts or other required documentary evidence, such Loan Party shall indemnify the Agent and the Tax Indemnified Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Tax Indemnified Party as a result of any such failure. The agreements in this subsection 2.19 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

          (b) Each Lender to GM that is not incorporated under the laws of the United States of America or a state thereof (a "Non-US Lender") shall:

          (X)(i) on or before the date such Non-US Lender becomes a Lender under this Agreement, deliver to GM and the Agent two duly completed originals of United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or successor applicable form, as the case may be, certifying that such Lender is entitled to a complete exemption from deduction or withholding of United States federal income taxes with respect to payments under this Agreement and the other Loan Documents; and

               (ii) thereafter, (A) deliver to GM and the Agent two further duly completed originals of any such form or certification (I) on or before the date that any such form or certification previously provided expires or becomes obsolete and (II) if and to the extent such Non-US Lender is then legally able to provide such form or certification, after the occurrence of any event requiring a change in the most recent form previously delivered by it to GM; and (B) if and to the extent such Non-US Lender is then legally able to do so, obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by GM or the Agent; and

(Y) in the case of any such Non-US Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that cannot comply with the requirements of subsection 2.19(b)(X) above, on or before the date such Non-US Lender becomes a Lender under this Agreement, (i) represent to GM (for the benefit of GM and the Agent) that it is not a bank within the meaning of

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                                                                              57


Section 871(h) or Section 881(c)(3)(A) of the Code, (ii) agree to furnish to GM on or before the date of any payment by GM, with a copy to the Agent, (A) a certificate substantially in the form of Exhibit I (any such certificate a "US Tax Compliance Certificate"), (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to a complete exemption from US withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes, (C) two further copies of such form and certification (I) on or before the date it expires or becomes obsolete and (II) if and to the extent such Non-US Lender is then legally able to provide such form or certification, after the occurrence of any event requiring a change in the most recent form previously delivered by it to GM, and, (D) if and to the extent such Non-US Lender is then legally able to do so, if necessary, obtain any extensions of time reasonably requested by GM or the Agent for filing and completing such forms, and (iii) agree, if and to the extent such Non-US Lender is then legally entitled to do so, upon reasonable request by GM, to provide to GM (for the benefit of GM and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to a complete exemption from withholding with respect to payments under this Agreement and any Notes;

unless a change in any applicable treaty, law or regulation or any change in the interpretation, administration or application relating thereto has occurred prior to the date on which any such delivery would otherwise be required (i) with respect to any prospective Lender and with respect to any Lender already a party hereto, which renders all such forms inapplicable or (ii) with respect to any Lender already a party hereto, which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises GM and the Agent. Each Assignee, Participant or Conduit Lender hereunder pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 2.19; provided that in the case of a Participant such Participant shall furnish all such required forms and statements, documentation or certifications to the Lender from which the related participation shall have been purchased, and such Lender shall in turn furnish all such required forms (including, without limitation, Internal Revenue Service Form W-8IMY), documentation and certifications to GM and the Agent. Any Lender to GM that is a "United States person" (within the meaning of Code section 7701(a)(30)) shall furnish GM and the Agent with a Form W-9 or successor form thereto, certifying an exemption from backup withholding in respect of payments hereunder, if it is legally entitled to do so.

          (c) If and to the extent that a Tax Indemnified Party, in its sole discretion (exercised in good faith), determines that it has received or been granted a credit against, a relief from, a refund or remission of, or a repayment of, any Non-Excluded Tax in respect of which it has received additional payments under subsection 2.19(a) of this Agreement, then such Tax Indemnified Party shall pay to the relevant Borrower the amount of such credit, relief, refund, remission or repayment so determined by such Tax Indemnified Party (in its sole discretion, exercised in good faith) to be attributable to such deduction or withholding of Non-Excluded Tax; provided that such Tax Indemnified Party shall not be obligated to make any payment under this paragraph in respect of any such credit, relief, refund, remission or repayment until such Tax Indemnified Party, in its sole judgment (exercised in good faith) is satisfied that its tax affairs for

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                                                                              58


the tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled.

          (d) If any Lender to GM fails to provide the Borrowers or the Agent with the appropriate form, certificate or other document described in clause (b) above (other than if such failure is due to a change in law, treaty or regulation or in the interpretation, administration, or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender shall not be entitled to indemnification under clause (a) of this subsection 2.19.

          2.20 Indemnity. Subject to the provisions of subsection 2.21(a), each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of any Loan or Money Market Advance hereunder after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment of Eurodollar Loans, Acceptance Equivalent Loans, Acceptance Obligations or Fixed Rate Loans or Money Market Advances on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin included therein) over (ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

          2.21 Notice of Amounts Payable; Relocation of Lending Office; Mandatory Assignment. (a)In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to subsection 2.17, 2.18, 2.19(a) or 2.20, then it shall promptly notify the relevant Borrower(s) thereof and, as soon as possible thereafter, such Lender shall submit to the relevant Borrower(s) a certificate describing in reasonable detail the events or circumstances causing such amounts to be owed to such Lender, indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of such Borrower hereunder; provided, however, that the failure of such Borrower to pay any amount owing to any Lender pursuant to subsection 2.17, 2.18, 2.19(a) or 2.20 shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that such Borrower is contesting in good faith its obligation to pay such amount by ongoing discussions diligently pursued with such Lender or by appropriate proceedings.

          (b) If a Lender claims any additional amounts payable pursuant to subsection 2.17, 2.18 or 2.19(a), it shall use its reasonable efforts (consistent with legal and regulatory

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                                                                              59


restrictions) to avoid the need for paying such additional amounts, including changing the jurisdiction of its Applicable Lending Office, provided that the taking of any such action would not, in the reasonable judgment of the Lender, be disadvantageous to such Lender.

          (c) In the event that any Lender delivers to a Borrower a certificate in accordance with subsection 2.21(a) (other than a certificate as to amounts payable pursuant to subsection 2.20), or a Borrower is required to pay any additional amounts or other payments in accordance with subsection 2.17, 2.18 or 2.19(a), such Borrower may, at its own expense and in its sole discretion, (i) require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with subsection 10.6), all or part of its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans and Money Market Advances) to another Person (provided that such Borrower, with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be an Assignee with respect to thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment) or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans, Acceptances, Acceptance Equivalent Loans, Discount Notes, Reimbursement Obligations and Money Market Advances of such Lender; provided that (x) such Borrower or the Assignee, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans (other than Competitive Loans) made by it hereunder and (subject to subsection 2.20) all other amounts owed to it hereunder and (y) such assignment or termination of the Commitment of such Lender and prepayment of Loans is not prohibited by any law, rule or regulation or order of any court or Governmental Authority.

          2.22 Controls; Currency Exchange Rate Fluctuations. (a)GM and GM Canada will implement and maintain internal controls to monitor the Borrowings and repayments of its Canadian/US Secured Extensions of Credit denominated in Canadian Dollars, with the object of preventing any request for a Canadian/US Secured Loan or the issuance of a Letter of Credit that would cause the aggregate amount of Canadian/US Secured Extensions of Credit to exceed the Canadian/US Secured Commitments. In the event that the Agent, GM, GM Canada or any Lender shall at any time reasonably determine that (as a result of currency exchange fluctuations or otherwise) the aggregate amount of Canadian/US Secured Extensions of Credit exceeds 105% of the Canadian/US Secured Commitments, (i) the relevant Person will promptly notify the Agent, GM and GM Canada (as applicable) and (ii) in the event that such 105% limit is exceeded for five consecutive Business Days, each Borrower shall promptly (and, in any event, within one Business Day) repay the Canadian/US Secured Loans made to such Borrower by the amount necessary to cause the Canadian/US Secured Extensions of Credit to be not more than 100% of the Canadian/US Secured Commitments. Any prepayment of Eurodollar Loans pursuant to this subsection 2.22 on a date which is not the last day of the Interest Period applicable thereto shall be subject to the provisions of subsection 2.20.

          (b) For purposes of determining the outstanding amount of the Canadian/US Secured Extensions of Credit at any date, those extensions of credit which are denominated in Canadian Dollars shall be deemed to be equal to the Dollar Equivalent thereof.

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                                                                              60


          (c) The Agent shall be obligated to calculate whether any prepayment is due under this subsection 2.22 only on each date on which a Borrowing or Letter of Credit issuance is requested or an extension of credit is converted or continued hereunder and on any other date in its sole discretion.

          2.23 Judgment Currency. (a)Each Borrower's obligations hereunder to make payments in Dollars or Canadian Dollars, as the case may be (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent to which such tender or recovery shall result in the effective receipt by the Agent and the Lenders of the full amount of the Obligation Currency expressed to be payable under this Agreement. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the option of the Agent or the relevant Lender, at the rate of exchange (as hereinafter defined) prevailing on the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to herein as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the relevant Borrower covenants and agrees to pay such additional amounts (if any, but in any event not a lesser amount) required to be paid by it hereunder as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment (as quoted by the Agent or the relevant Lender, as the case may be), will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) Any amount due from any Borrower under the foregoing subparagraph will be due as a separate Obligation and shall not be affected by judgment being obtained for any other sums due under or in respect of the guarantee contained in Section 9 or otherwise in respect of this Agreement or any Note.

          (d) The term "rate of exchange" in this subsection 2.23 means the rate of exchange set forth on page 260 of the Telerate screen on or about 11:00 A.M., London time, for the purchase of the Obligation Currency with the Judgment Currency quoted to the Agent or the relevant Lender, as the case may be, in the relevant foreign exchange market or markets selected by the Agent or such Lender, on the date applicable to such purchase and includes any premium and costs of exchange payable in connection with such purchase.

          2.24 Replacement of Lenders. The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to subsections 2.17, 2.18 or 2.19(a), (b) defaults in its obligation to make Loans hereunder or (c) fails to consent to any amendment to this Agreement requested by either of the Borrowers which requires the consent of all of the Lenders (or all of the Lenders affected thereby) and which is consented to by the Majority Lenders or the Majority Tranche Lenders, as applicable; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the replacement financial
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                                                                              61


institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) if the replacement is being made pursuant to clause (c), the replacement financial institution shall consent to the requested amendment, (iv) the applicable Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution shall be reasonably satisfactory to the Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6, (vii) until such time as such replacement shall be consummated, the applicable Borrower shall pay all additional amounts (if any) required pursuant to subsections 2.17, 2.18 or 2.19(a), as the case may be and (viii) upon the execution of the assignment agreement and the payment of the amounts referred to in clause (ii) above, the replacement financial institution shall become a Lender hereunder and the replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to such replaced Lender under this Agreement during the period in which such replaced Lender was a Lender hereunder, which shall survive as to such replaced Lender.

                                   SECTION 2A.
                                LETTERS OF CREDIT

          2A.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Canadian/US Secured Lenders set forth in Section 2A.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of GM or GM Canada on any Business Day during the relevant Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Canadian/US Secured Commitments would be less than zero or (iii) the Total Extensions of Credit would exceed the aggregate Commitments then in effect of all Lenders and, provided, further, that any Issuing Bank that issues Letters of Credit to GM Canada shall be a Qualifying Canadian/US Lender. Each Letter of Credit shall (i) be denominated in Dollars or in any other currency freely transferable into Dollars (each such other currency an, "Alternative Currency") requested by GM or GM Canada, as the case may be, and acceptable to the applicable Issuing Bank and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Extended Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          2A.2 Procedure for Issuance of Letter of Credit. Either Borrower may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Bank, and such other customary documents and information as such Issuing Bank

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                                                                              62


may reasonably request. Upon receipt of any Application, such Issuing Bank will process such Application and other customary documents and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such documents and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Bank and the relevant Borrower. Such Issuing Bank shall furnish a copy of such Letter of Credit to the relevant Borrower promptly following the issuance thereof. Such Issuing Bank shall promptly furnish to the Agent, which shall in turn promptly furnish to the Canadian/US Secured Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          2A.3 Fees and Other Charges. (a) Each Borrower will pay to the Agent, for the ratable benefit of the Canadian/US Secured Lenders, a fee on all outstanding Letters of Credit issued on its behalf at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Extended Secured Commitments, shared ratably among the Canadian/US Secured Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Bank for its own account a fronting fee of 0.125% per annum (or such lower rate as agreed to between GM and GM Canada, as the case may be, and such Issuing Bank) on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

          (b) In addition to the foregoing fees, each Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank on behalf of such Borrower.

          2A.4 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Bank, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Canadian/US Secured Commitment Percentage in such Issuing Bank's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Canadian/US Secured Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed; provided that with respect to participations in any Letter of Credit denominated in an Alternative Currency, such participation shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such participation, if the Borrower's reimbursement obligation with respect to such Letter of Credit has been converted to Dollars in accordance with subsection 2A.5. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Bank, the Borrowers or any other Person for

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any reason whatsoever, (ii) the occurrence or continuance of a Default or an
Event of Default or the failure to satisfy any of the other conditions specified in Section 4, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 2A.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 2A.4(a) is not made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Extended Secured Commitments. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2A.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

          2A.5 Reimbursement Obligation of the Borrowers. If any draft is paid under any Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall reimburse the applicable Issuing Bank for the amount of (a) the draft so paid and (b) subject to subsection 2.19, any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment, not later than 1:00 P.M., New York City time, subject to subsection
2.19 on (i) the Business Day that such Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that such Borrower receives such notice. Each such payment shall be made to any Issuing Bank at its address for notices referred to herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in an Alternative Currency, in the event that such payment is not made to the Issuing Bank in such Alternative Currency within three Business Days of the date of receipt by the applicable Borrower of such notice, such payment

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shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the spot rate of exchange on such date) and in immediately available funds. Any conversion by any Issuing Bank of any payment to be made by a Borrower in respect of any Letter of Credit denominated in Canadian Dollars into Dollars in accordance with this subsection 2A.5 shall be conclusive and binding upon such Borrower and the Lenders in the absence of manifest error; provided that upon the request of any Lender, any Issuing Bank shall provide to such Lender a certificate including reasonably detailed information as to the calculation of such conversion. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in
(x) until the Business Day next succeeding the date of the relevant notice, subsection 2.12A(a) and (y) thereafter, subsection 2.12A(f).

          2A.6 Obligations Absolute. Each Borrower's obligations under this subsection 2A shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that either Borrower may have or have had against any Issuing Bank, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Bank that such Issuing Bank (in the absence of gross negligence and willful misconduct) shall not be responsible for, and the Borrowers' Reimbursement Obligations under subsection 2A.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among either Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of either Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Bank. Each Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on each Borrower and shall not result in any liability of such Issuing Bank to each Borrower.

          2A.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Bank shall promptly notify the Borrower for whose account such Letter of Credit was issued of the date and amount thereof. The responsibility of each Issuing Bank to each Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          2A.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2A, the provisions of this Section 2A shall apply.

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                                                                              65


                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement, to make Loans and other extensions of credit hereunder, each Loan Party (other than GM Canada with respect to subsections 3.1 and 3.8 (it being understood that with respect to all other subsections in this Section 3, GM Canada is making such representations and warranties only as to itself and, if applicable, its Subsidiaries)) hereby represents and warrants to the Agent and each Lender that:

          3.1 Financial Condition. GM has heretofore furnished to each Lender a copy of its consolidated financial statements for its fiscal year ended December 31, 2005 and GM has heretofore furnished to the Agent for each Lender a copy of its consolidated financial statements for its fiscal quarter ended March 31, 2006, which were included in the Form 10-K or the Form 10-Q, as the case may be, of GM filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such financial statements present fairly in all material respects the financial condition and results of operations of GM and its Subsidiaries as of such date in accordance with GAAP. Between March 31, 2006 and the Effective Date, there has been no development or event which has had a Material Adverse Effect.

          3.2 Corporate Existence. Such Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

          3.3 Corporate Power; Authorization; Enforceable Obligations. Such Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of such Loan Party, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except filing required to perfect the Liens created thereunder. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual

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                                                                              66


Obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents), except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect.

          3.5 No Material Litigation. Except as set forth in the Form 10-K of GM for its fiscal year ended December 31, 2005 or the Form 10-Q of GM for the fiscal quarter ended March 31, 2006 and in the Forms 10-K/A, 10-Q-A and 8-K of GM filed with Securities and Exchange Commission immediately prior thereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues as of the Effective Date (a) with respect to this Agreement or any other Loan Document or any of the actions contemplated hereby or thereby, or (b) which involves a probable risk of an adverse decision which (i) with respect to GM Canada, would materially restrict its ability to comply with its obligations under this Agreement or any other Loan Document or (ii) with respect to GM and Saturn, would materially restrict such Loan Party's ability to comply with its obligations under this Agreement or any other Loan Document.

          3.6 Federal Regulations. No part of the proceeds of any Loans will be used for "buying," "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

          3.7 Investment Company Act. Such Loan Party is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.8 ERISA. GM is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.9 No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of GM Canada (with respect to itself) or GM (with respect to itself, GM Canada and Saturn) to the Agent or any Lender pursuant to subsection 3.1 or subsection 5.1(a) of this Agreement or pursuant to any other Loan Document contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, except to the extent that such facts (whether misstated or omitted) do not result in a Material Adverse Effect.

          3.10 Purpose of Loans. The proceeds of the Loans shall be used by such Borrower for its general corporate purposes.

          3.11 Pari Passu. The claims of the Agent and the Lenders against each Borrower under this Agreement rank at least pari passu with the claims of all its other unsecured creditors,

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                                                                              67


save those whose claims are preferred solely by any laws of general application having effect in relation to bankruptcy, insolvency, liquidation or other similar events.

          3.12 Security Documents. (a) (i) Each of the US Security Agreement and the Mexican Stock Pledge Agreement is effective to create in favor of the Agent, for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, (ii) the Canadian Security Agreements are effective to create in favor of the Agent, for the benefit of the Canadian Secured Parties a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof and
(iii) the Second Priority Security Agreements are effective to create in favor of the Agent, for the benefit of the Hedging Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.

          (b) In the case of the Pledged Stock described in the US Security Agreement and the Mexican Stock Pledge Agreement, when stock certificate(s) representing such Pledged Stock are delivered to the Agent, and in the case of the other Collateral described in the US Security Agreement, the Canadian Security Agreements and the Second Priority Security Agreements, when financing statements and other filings specified on Schedule 3.12(b), as applicable, in appropriate form are filed in the offices specified on Schedule 3.12(b), the US Security Agreement, the Canadian Security Agreements and the Second Priority Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for (x) in the case of the Canadian Security Agreements, the Canadian Total Secured Exposure, (y) in the case of the US Security Agreement, the Total Secured Exposure and (z) in the case of the Second Priority Security Agreements, the Hedging Obligations, in each case with the priority specified in such Security Documents or Second Priority Security Agreements, as applicable, and subject to the Liens permitted by subsection 6.2.

          (c) Each of the Debentures is effective to create in favor of the Agent, for the benefit of the Canadian Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Debentures are filed in the offices specified on Schedule 4.19(b), each such Debenture shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of GM Canada in the Mortgaged Properties and the proceeds thereof, as security for the Canadian Total Secured Exposure to any Canadian Secured Party, in each case with the priority specified therein, subject to the Liens permitted by subsection 6.2.

          3.13 Canadian Collateral. (a) Schedule IV lists each Canadian jurisdiction in which personal property of GM Canada that has an aggregate value, in the reasonable opinion of GM Canada, in excess of $50,000,000 is located as of the Effective Date. Other than those listed in Schedule IV, there is no jurisdiction through which personal property of GM Canada that has an aggregate value, in the reasonable opinion of GM Canada, in excess of $50,000,000 is from time to time in transit. Schedule IV also lists all Canadian jurisdictions in which books and records are maintained with respect to Canadian Collateral. To the extent GM Canada maintains records with respect to Canadian Collateral in the Province of Quebec, a duplicate copy thereof is maintained at a location outside the Province of Quebec as indicated in Schedule IV.

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                                                                              68


          (b) GM Canada has good and marketable fee simple title to all of the Mortgaged Properties other than Liens permitted by subsection 6.2. GM Canada also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets except to the extent that failure to have good and marketable title to, or valid leasehold interests in, such property or assets could not reasonably be expected to have a Material Adverse Effect.

          3.14 Environmental Matters. (a) GM Canada and each of the Mortgaged Properties and the operations thereon comply in all respects with all applicable Environmental Laws and GM Canada does not have any liability (whether contingent or otherwise) in connection with any Environmental Activity, except in each case to the extent it would not reasonably be expected to have a Material Adverse Effect.

          (b) GM Canada (i) has not received any written notice of any claim against or affecting it, or any of the Mortgaged Properties or the operations thereon relating to Environmental Laws; (ii) has not received any written notice of and is not aware of any judicial or administrative proceeding pending or, to the knowledge of GM Canada, threatened against or affecting it, or any of the Mortgaged Properties or the operations thereon alleging any material violation of any Environmental Laws; (iii) to the best of its knowledge, is not the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remediation action is needed in connection with an Environmental Activity; in the case of clauses (i), (ii) and
(iii), except to the extent such claim, notice, investigation, remediation or monitoring costs as referenced in such clauses would not reasonably be expected to have a Material Adverse Effect.

          (c) GM Canada does not store any Hazardous Substance on any of the Mortgaged Properties nor has it disposed of any Hazardous Substance on any of the Mortgaged Properties, in each case, except (i) in compliance with all applicable Environmental Laws or (ii) where such storage or disposal would not reasonably be expected to have a Material Adverse Effect.

          3.15 Canadian Pension Plans. GM Canada is in compliance with all material provisions of all Canadian Pension Plans and applicable law that governs or applies to the Canadian Pension Plans, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                   SECTION 4.
                              CONDITIONS PRECEDENT

          4.1 Conditions to Initial Loans. The effectiveness of this Agreement and the agreement of each Lender to make the Loans requested to be made by it or issue Letters of Credit hereunder are subject to the satisfaction on the Effective Date of the following conditions precedent:

          (a) Credit Agreement; Security Documents. The Agent shall have received (i) this Agreement, executed and delivered (including, without limitation, by way of a

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                                                                              69


     telecopied signature page) by a duly authorized officer of each Borrower, the Majority Lenders under and as defined in the Existing Credit Agreement and each Secured Lender, (ii) the US Security Agreement, executed and delivered by GM and Saturn, (iii) the Mexican Stock Pledge Agreement, executed and delivered by GM, (iv) each of the Canadian Security Documents, executed and delivered by GM Canada, (v) each of the Second Priority Security Agreements, executed and delivered by GM and Saturn and (vi) an Acknowledgement and Consent in the form attached to the Mexican Stock Pledge Agreement, executed and delivered by CGM.

          (b) Lien Searches. The Agent shall have received the results of a recent lien search in each Loan Party's jurisdiction of organization and, in the case of GM Canada, in each of the jurisdictions where Collateral is located, and such search shall reveal no Liens on any of the Collateral except for Liens permitted by subsection 6.2 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Agent.

          (c) Environmental Audit. The Agent shall have received the most recently existing copies of environmental management systems audits (ISO 14001), governmental agency inspection reports, spill and emergency response plans and a listing of environmental compliance audits with respect to certain material real property owned by GM Canada, excluding, in each case privileged and confidential information.

          (d) Secretary's Certificate of Loan Parties. The Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties, in form and substance satisfactory to the Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of such Loan Party executing this Agreement (with the President or a Vice President of such Loan Party attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true, complete and correct copy of each of the certificate of incorporation and by-laws or equivalent constitutional documents of such Loan Party, (iii) have attached to it a true and correct copy of appropriate resolutions of such Loan Party, which resolutions shall authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings by the applicable Borrower hereunder and (iv) certify that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such certificate of incorporation or by-laws (or equivalent constitutional documents) or resolutions shall have been amended, supplemented, modified, revoked or rescinded.

          (e) Fees. The Secured Lenders and the Agent shall have received all fees required to be paid in accordance with the Fee Letter.

          (f) Legal Opinions. The Agent shall have received, (i) the executed legal opinion of Weil, Gotshal & Manges LLP, US counsel to each of the Loan Parties, substantially in the form of Exhibit F-1, (ii) the executed legal opinions of Osler Hoskin & Harcourt LLP, Canadian counsel to each of the Loan Parties, substantially in the form of Exhibit F-2, (iii) the executed legal opinion of Martin I. Darvick, Esq., substantially in the form of Exhibit F-3, (iv) the executed legal opinion of Santamarina y Steta S.C., Mexican counsel to each of the Loan Parties, substantially in the form of Exhibit F-4 and (v) the executed

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                                                                              70


     legal opinion of Neil Macdonald, Esq., substantially in the form of Exhibit F-5. Each Borrower hereby instructs the counsel referenced in clauses (i),
     (ii), (iii), (iv) and (v) as applicable, to deliver its opinion for the benefit of the Agent and each of the Secured Lenders.

          (g) Financial Statements. The Secured Lenders shall have received (i) the audited non-consolidated financial statements of GM Canada and (ii) the unaudited income statement of GM Mexico, in each case prepared in accordance with GAAP for the fiscal year ending December 31, 2005.

          (h) Pledged Stock; Stock Powers. The Agent shall have received the certificates representing the shares of capital stock pledged pursuant to the US Security Agreement and the Mexican Stock Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code and PPSA financing statement) required by the Security Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the applicable Secured Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by subsection 6.2), shall be in proper form for filing, registration or recordation.

          (j) Debentures. The Agent shall have received a duly registered Debenture with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto, together with satisfactory title insurance policies issued by an insurer determined by GM Canada and reasonably acceptable to the Agent.

          (k) Insurance. The Agent shall have received evidence of satisfactory insurance coverage or self-insurance for the Canadian Collateral and an insurance certificate reflecting the Agent as an additional loss payee thereunder.

          (l) The Agent shall notify each Borrower and each Lender promptly after the satisfaction of the foregoing conditions.

          4.2 Conditions to Each Loan. The agreement of each Lender to make any extension of credit to be made by it on any date (including, without limitation, its initial extension of credit), is subject to the satisfaction of the following conditions:

          (a) Notice of Borrowing. The Agent shall have received a notice of borrowing executed by such Borrower, as required by subsection 2.2, 2.3,
     2.4 or 2.5, as the case may be.

          (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except to the extent such representation and warranties expressly relate to an earlier date, in which

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                                                                              71


     case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

          (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          4.3 Additional Conditions to each Secured Loan. The agreement of each Secured Lender to make any extension of credit to be made by it on any date (including, without limitation, its initial extension of credit), is subject to the satisfaction of the additional following conditions:

          (a) US Total Secured Exposure. In the case of the US Secured Commitments or the Canadian/US Secured Commitments, after giving effect to any extension of credit thereunder to GM, the US Total Secured Exposure shall not exceed the lesser of (i) $6,000,000,000 minus the Canadian Total Secured Exposure and (ii) the Effective US Collateral Value.

          (b) Canadian Total Secured Exposure. In the case of the Canadian/US Secured Commitments, after giving effect to any extension of credit thereunder to GM Canada, the Canadian Total Secured Exposure shall not exceed the lesser of (i) $6,000,000,000 minus the US Total Secured Exposure and (ii) the Effective Canadian Collateral Value.

Each borrowing by, and issuance of, an Acceptance or a Letter of Credit on behalf of a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such Loan that the conditions contained in subsection 4.2 and, if applicable, subsection 4.3 have been satisfied.

                                   SECTION 5.
                              AFFIRMATIVE COVENANTS

          Each Borrower as to itself hereby agrees that, so long as any Commitments available to such Borrower remain in effect, any Letter of Credit remains outstanding or any amount is owing to any Lender or the Agent hereunder, such Borrower shall:

          5.1 Financial Statements.

          (a) GM. Furnish to the Agent for delivery to each Lender:

               (i) as soon as available, but in any event within 110 days after the end of GM's fiscal year, a copy of the consolidated balance sheet of GM and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, and reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification or exception and without any qualification as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of GM and its consolidated

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                                                                              72


          Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

               (ii) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of GM, the unaudited consolidated balance sheet of GM and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of GM and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, in each case prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein).

          (b) GM Canada and GM Mexico. Furnish to the Agent for each Secured
     Lender:

               (i) as soon as available, but in any event within 180 days after the end of GM Canada's fiscal year, a copy of the annual audited non-consolidated financial statements of GM Canada, prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, in the same form as the financial statements delivered to the Secured Lenders under subsection 4.1(g); and

               (ii) as soon as available, but in any event within 150 days after the end of GM Mexico's fiscal year, a copy of the unaudited income statement of GM Mexico for such fiscal year, prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

          5.2 Certificates; Other Information. Furnish to:

          (a) the Agent, for delivery to each Lender, concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Financial Officer of GM or GM Canada, as the case may be, stating that, to the best of such Officer's knowledge, (x) such financial statements present fairly in all material respects the financial condition and results of operations of GM or GM Canada and their respective Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal year-end audit adjustments) and (y) during such period each Loan Party has performed in all material respects all of its covenants and other agreements contained in this Agreement and the other Loan Documents to be performed by it, and that no Default or Event of Default has occurred and is continuing, except as specified in such certificate;

          (b) the Agent, for delivery to each Secured Lender, within 15 Business Days after the date on which GM is required to file Form 10-Q or 10-K with the Securities Exchange Commission (after giving effect to any grace periods or extensions available under applicable Securities and Exchange Commission regulations, but in any event within 110 days after the end of GM's fiscal year or fiscal quarter, as applicable), a

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                                                                              73


     certificate of a Financial Officer of GM setting forth the US Collateral Value and a certificate of a Financial Officer of GM Canada setting forth the Canadian Collateral Value;

          (c) the Agent, for delivery to each Secured Lender, promptly after the incurrence of any Indebtedness by CGM or any of its Subsidiaries (excluding any CGM Excluded Indebtedness), a certificate of a Financial Officer of GM setting forth (i) the Stock Pledge Value and (ii) the Effective US Collateral Value, in each case after giving effect to the incurrence of such Indebtedness; provided that, no certificate shall be required to be delivered under this clause (c) unless the aggregate amount of all such Indebtedness incurred after the date of the most recent certificate setting forth the Effective US Collateral Value shall be more than $2,000,000;

          (d) the Agent for delivery to each Secured Lender, upon the Agent's written request upon the occurrence of a Material Production Event as reasonably determined by the Agent, within two Business Days after the end of each of the first, second, third and fourth seven-day periods of each month (the last day of each such period, a "Production Period End Date") (commencing with the first such period ended after the receipt of such request), a certificate (each a "Production Certificate") from a Financial Officer of GM setting forth the Average Daily Production during the most recent five Business Days that are not GM Holidays ending on such Production Period End Date and the Average Daily Production during the five Business Days that are not GM Holidays ending on the corresponding Production Period End Date in the prior year; provided that no Production Certificate shall be required to be delivered (i) if the Agent does not provide GM with a written request on a monthly basis to continue to be provided with Production Certificates, (ii) on any day occurring on a GM Holiday (it being understood that such Production Certificate shall be provided on the date immediately following such GM Holiday) or (iii) after the termination of any Material Production Event Period unless the Agent shall again so request after the occurrence of a new Material Production Event; and

          (e) the Agent, for delivery to each Secured Lender, promptly after the consummation of (i) any Permitted Collateral Dispositions of Canadian Collateral (other than (x) any Disposition of Canadian PP&E and (y) such Permitted Collateral Dispositions with a book value not exceeding $100,000,000 in the aggregate during the current fiscal quarter), (ii) any Disposition of Canadian PP&E with a book value in excess of $300,000,000 in the aggregate during the current fiscal quarter and (iii) any Permitted Collateral Dispositions of US Collateral (other than such Permitted Collateral Dispositions of US Collateral with a book value not exceeding $100,000,000 in the aggregate during the current fiscal quarter), a certificate of a Financial Officer of GM Canada or GM, as applicable, setting forth (A) in the case of clauses (i) and (ii) above, the Effective Canadian Collateral Value and (B) in the case of clause (iii) above, the Effective US Collateral Value, in each case after giving effect to such Dispositions.

Notwithstanding the foregoing, GM shall not be required to furnish or deliver to the Agent any financial statements or reports that GM filed with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and any such financial statements or reports so filed shall be deemed to have been furnished or delivered to the Agent in accordance

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                                                                              74


with the terms of this Section 5 if such financial statements or reports are filed within the time periods for delivery required by this Section 5.

          5.3 Notices. Promptly give notice to the Agent for delivery to each Lender of the occurrence of any Default or Event of Default, accompanied by a statement of a Financial Officer setting forth details of the occurrence referred to therein and stating what action such Borrower proposes to take with respect thereto.

          5.4 Conduct of Business and Maintenance of Existence. Continue to engage in its principal line of business as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its principal line of business except as otherwise permitted pursuant to subsection 6.1 or to the extent that failure to do so would not have a Material Adverse Effect.

          5.5 Additional Collateral, etc. (a) Except as set forth in clause (b) below, with respect to any property of the types included in the description of the Collateral under any Security Document executed by such Loan Party which is acquired after the Effective Date by such Loan Party, promptly (i) execute and deliver to the Agent such amendments to the applicable Security Document or such other documents as the Agent reasonably deems necessary to grant to the Agent, for the benefit of the applicable Secured Parties, a security interest in such property and (ii) take all actions necessary to grant to the Agent, for the benefit of the applicable Secured Parties, a perfected security interest in such property with the priority specified in such Security Document (subject to the Liens permitted by Section 6.2), including the filing of Uniform Commercial Code, PPSA and other financing statements in such jurisdictions as may be required by the US Security Documents or the Canadian Security Documents, respectively, or by applicable law or as may be reasonably requested by the Agent.

          (b) With respect to any interest in the fee simple of any real property having a value (together with improvements thereof) of at least $50,000,000 acquired after the Effective Date by GM Canada, promptly (i) execute and deliver a first priority Debenture, in favor of the Agent, for the benefit of the Canadian/US Secured Lenders, covering such real property, (ii) if requested by the Agent, provide the Canadian/US Secured Lenders with any title insurance, consents or estoppels, legal opinions and other supporting documentation as reasonably deemed necessary or advisable by the Agent in connection with such Debenture, each of the foregoing in form and substance reasonably satisfactory to the Agent.

          (c) Notwithstanding anything to the contrary in this subsection 5.5, there shall be excluded from the property referred to in clauses (a) and (b) of this subsection such assets as to which the Agent shall reasonably determine that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby.

          5.6 Environmental Matters. (a) Promptly notify the Agent of any environmental matter, occurrence or other event relating to the Mortgaged Properties arising after the Effective Date of which it is aware, or any breach or violation of an Environmental Law applicable to the Mortgaged Properties, which would reasonably be expected to have a Material Adverse Effect, and take all necessary action required by any applicable Environmental Law to rectify such

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                                                                              75


environmental matter, occurrence or event or cure the breach or violation of such Environmental Law, in each case, if failure to take such action would reasonably be expected to have a Material Adverse Effect.

          (b) Promptly provide the Agent with a copy of: (i) any written notice it receives that a violation of any Environmental Law has been committed with respect to the Mortgaged Properties or there is the reasonable likelihood of liability arising from the condition of any of the Mortgaged Properties, (ii) any written notice it receives that a demand, claim, administrative or judicial complaint has been filed against such Borrower alleging a violation of any Environmental Law or liability related to the condition of any of the Mortgaged Properties or requiring such Borrower to take any action in connection with any Environmental Activity in respect of any of the Mortgaged Properties, (iii) any written notice it receives from a third party or Governmental Authority alleging that such Borrower is or may be liable or responsible for matters associated with any Environmental Activity in respect of any of the Mortgaged Properties, including all matters associated with a response to or a cleanup of the presence or discharge of a Hazardous Substance in, at, through or into the environment; and (iv) any environmental site assessment or audit report required to be submitted by such Borrower to any Governmental Body, in the case of each of clauses (i) through (iv), to the extent the investigation, remediation or monitoring costs for which would reasonably be expected to have a Material Adverse Effect.

                                   SECTION 6.
                               NEGATIVE COVENANTS

          Each Loan Party (other than GM Canada with respect to subsections 6.2(a), 6.3, 6.5, 6.6 or 6.8 (it being understood that with respect to all other subsections in this Section 6, GM Canada is making such covenants only as to itself and, if applicable, its Subsidiaries)), hereby agrees that so long as any Commitments remain in effect, any Letter of Credit remains outstanding or any amount is owing to any Lender or the Agent hereunder:

          6.1 Merger, Consolidation, etc. Such Loan Party agrees not to merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless, in the case of mergers and consolidations,
(a)(i) such Loan Party shall be the continuing corporation and (ii) with respect to a merger between GM and GM Canada, GM shall be the continuing corporation,
(b) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing and (c) the guarantee provided in Section 9 shall be in full force and effect immediately after giving effect to such merger or consolidation except in the case of a merger of a Loan Party into a Person guaranteeing such Loan Party's Obligations pursuant to Section 9 to the extent such merger is otherwise permitted hereunder.

          6.2 Limitations on Liens. (a) GM shall not permit any Manufacturing Subsidiary to issue or assume any Indebtedness secured by a Lien upon any Principal Domestic Manufacturing Property of GM or any Manufacturing Subsidiary or upon any shares of stock or obligations of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or obligations are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such

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                                                                              76


Indebtedness that all principal, interest, fees and other obligations owing hereunder (together with, if GM shall so determine, any other obligations of GM or such Manufacturing Subsidiary ranking equally with the amounts owing hereunder and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness, unless the aggregate amount of Indebtedness issued or assumed and so secured by Liens, together with all other secured Indebtedness of GM and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Indebtedness permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of GM and its consolidated subsidiaries, as determined in accordance with GAAP and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of GM.

          The above restrictions shall not apply to Indebtedness secured by:

               (i) Liens on property, shares of stock or Indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

               (ii) Liens on property existing at the time of acquisition of such property by GM or a Manufacturing Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by GM or a Manufacturing Subsidiary or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to GM or a Manufacturing Subsidiary of improvements to such acquired property;

               (iii) Liens securing Indebtedness of a Manufacturing Subsidiary owing to GM or any of its Subsidiaries;

               (iv) Liens on property of a corporation existing at the time such corporation is merged or consolidated with GM or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to GM or a Manufacturing Subsidiary;

               (v) Liens on property of GM or a Manufacturing Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any obligations incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; or

               (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien securing Indebtedness permitted to be secured by the first sentence of this subsection 6.2(a) or any Lien

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                                                                              77


          referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Indebtedness secured thereby shall not exceed by more than 115% the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

          (b) Notwithstanding the foregoing, each Loan Party agrees not to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of the Collateral except:

               (i) Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

               (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

               (iii) permits, licenses, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of either Borrower or any of their respective Subsidiaries;

               (iv) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of business conducted or proposed to be conducted with respect to such real property;

               (v) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds);

               (vi) Liens arising from precautionary Uniform Commercial Code or PPSA financing statement filings (or similar filings) regarding leases entered into by either Borrower or any of their respective Subsidiaries in the ordinary course of business;

               (vii) purchase money Liens granted by either of the Borrowers or any of their respective Subsidiaries (including the interest of a lessor under any Capital Lease Obligation and purchase money Liens to which any property is subject at the time, on or after the date hereof, of such Borrower's or such Subsidiary's

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                                                                              78


          acquisition thereof) limited, in each case, to the property purchased with the proceeds of such purchase money indebtedness or subject to such Capital Lease Obligations;

               (viii) Liens in existence on the date hereof listed on Schedule 6.1(b)(viii), provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of indebtedness secured thereby is not increased;

               (ix) any Lien securing the renewal, extension, refinancing or refunding of any indebtedness secured by any Lien permitted by clause
          (vii) or (viii) above or this clause (ix) without any change in the assets subject to such Lien;

               (x) any Lien arising out of claims under a judgment rendered or claim filed so long as (A) such judgments or claims do not constitute a Default or Event of Default under this Agreement and (B) such judgments or claims are being contested in good faith and in respect of which there shall have been adequate reserves with respect thereto maintained on the books of such Loan Party in conformity with GAAP;

               (xi) any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

               (xii) Liens created pursuant to (and Liens permitted by) the Security Documents and the Second Priority Security Agreements;

               (xiii) Liens incurred in connection with the Receivables Financing Agreement;

               (xiv) Liens securing the Hedging Obligations (it being understood that such Liens shall be secured by the Collateral and junior in priority to the Liens securing the Total Secured Exposure);

               (xv) Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the Disposition of the assets subject to any such sale and leaseback transaction is permitted under subsection 6.3; and

               (xvi) Liens not otherwise permitted by the foregoing clauses of this subsection 6.2 securing obligations or other liabilities (other than indebtedness) of any Loan Party; provided that the Dollar or Dollar Equivalent of the aggregate outstanding amount of all such obligations and liabilities shall not exceed $50,000,000 at any time.

          6.3 Limitation on Sale and Lease-Back. GM will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any Person providing for the leasing by GM or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by GM or any Manufacturing Subsidiary on the Effective Date (except for temporary leases for a term of not more than five years and except for leases between GM and a

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                                                                              79


Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by GM or such Manufacturing Subsidiary to such Person, unless either:

               (i) GM or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of subsection 6.1, to issue, assume, extend, renew or replace Indebtedness secured by a Lien upon such property equal in amount to the Attributable Indebtedness in respect of such arrangement without equally and ratably securing the amount owing hereunder; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Indebtedness in respect of such arrangement shall be deemed for all purposes under subsection 6.2(a) and this subsection to be Indebtedness subject to the provisions of subsection 6.2(a) (which provisions include the exceptions set forth in clauses (i) through (vi) thereof), or

               (ii) GM shall apply an amount in cash equal to the Attributable Indebtedness in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Indebtedness of GM or any Manufacturing Subsidiary (other than Indebtedness owned by GM or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness.

          6.4 Limitation on Dispositions of Collateral. Each Borrower, as to itself (and in the case of GM, each other Loan Party), agrees not to Dispose of any Collateral except:

          (a) any Disposition of Collateral in the ordinary course of business;

          (b) any Disposition of Collateral pursuant to the Receivables Financing Agreement;

          (c) any Disposition of any property or asset (or group of property or assets) constituting part of the Collateral having, individually, a book value not in excess of $5,000,000;

          (d) any Disposition of an interest in real property constituting Canadian Collateral and associated fixtures and personal property;

          (e) any Disposition to any Loan Party; provided that (i) any Collateral Disposed of pursuant to this subsection 6.4(e) shall continue to be subject to the perfected security interests granted to the Agent, for the benefit of the applicable Secured Parties or Hedging Secured Parties, as the case may be, with the priority specified in the applicable Security Documents or Second Priority Security Documents, as the case may be; (ii) any Dispositions to GM Canada shall only be permitted to the extent such Dispositions are made in the ordinary course of business; and (iii) in no event shall GM be permitted to transfer the Pledged Stock (as defined in the US Security Agreement); and

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                                                                              80


          (f) any Disposition of Collateral in any fiscal quarter not otherwise permitted under this subsection 6.4 which, together with all other Collateral Disposed of under this clause (f) in such fiscal quarter has an aggregate book value not exceeding $300,000,000; provided that the aggregate book value of all Dispositions of Collateral pursuant to this clause (f) shall not exceed $2,500,000,000.

          6.5 Change of Control. GM shall not cease to own, directly or indirectly, at least a majority of the outstanding stock having by the terms thereof the ordinary voting power to elect a majority of the board of directors of GM Canada.

          6.6 Effective US Collateral Value. GM shall not permit the Effective US Collateral Value at any time to be less than the US Total Secured Exposure at such time.

          6.7 Effective Canadian Collateral Value. Neither Borrower shall permit the Effective Canadian Collateral Value at any time to be less than the Canadian Total Secured Exposure at such time.

          6.8 Material Production Event Period. At any time during a Material Production Event Period, GM shall not permit (a) the Total Secured Exposure to exceed $4,500,000,000 and (b) the aggregate amount of US Secured Loans and Canadian/US Secured Extensions of Credit to exceed $3,500,000,000.

          6.9 Canadian Pension Plans. GM Canada will not, nor will it permit any Canadian Subsidiary (i) to withdraw the election made under Section 5.1(1) of Ontario Regulation 909, as amended, made under the Pension Benefits Act (Ontario) ("Qualifying Plan Regulation"), to cease to apply in respect of any Canadian Pension Plan to the extent such cessation would reasonably be expected to have a Material Adverse Effect or (ii) to fail to make or remit full payment when due of all amounts that, under the provisions of the relevant Canadian Pension Plan, any applicable collective agreement and all applicable law, are required to be paid or remitted as contributions thereto, in each case, to the extent such failure would reasonably be expected to have a Material Adverse Effect.

                                   SECTION 7.
                                EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Any Borrower shall (i) fail to pay any principal of any Loan, Acceptance Obligation, Acceptance Equivalent Loan or Reimbursement Obligation when due in accordance with the terms hereof or (ii) fail to pay any interest on any Loan, Acceptance Obligation, Acceptance Equivalent Loan or Reimbursement Obligation or any other amount which is payable hereunder or under any other Loan Document and (in the case of this clause (ii) only) such failure shall continue unremedied for more than five Business Days after written notice thereof has been given to such Borrower by the Agent or the Majority Lenders; or

          (b) Any representation or warranty made or deemed made by any Loan Party in Section 3 or in any other Loan Document or any certified statement furnished pursuant to subsection 5.2(b) shall prove to have been incorrect on or as of the date made or deemed made or
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                                                                              81


certified if the facts or circumstances incorrectly represented or certified result in a Material Adverse Effect with respect to such Loan Party; or

          (c) Any Borrower or Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any Security Document (other than as provided in paragraphs (a) or (b) of this Section 7) and
(i) in the case of any default in the observance or performance of the covenants in subsections 6.6, 6.7 or 6.8 of this Agreement, such default shall continue unremedied for a period of 5 Business Days, and (ii) in the case of any default in the observance or performance of any other agreement contained in this Agreement or any Security Document, such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Borrower or Guarantor, as applicable, by the Agent or the Majority Lenders; or

          (d) Any Borrower or Saturn shall default in any payment of $50,000,000 (or the foreign currency equivalent thereof) or more of principal of or interest on any Indebtedness or on account of any guarantee in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created; or

          (e) (i) Any Borrower or any Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against such Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

          (f) One or more judgments or decrees shall (i) be entered against either Borrower or Saturn, (ii) not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof and (iii) involve a liability (not paid or fully covered by insurance) of either $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree or (2) $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate; or

          (g) Any of the Security Documents shall cease, for any reason, to be in full force and effect with respect to Collateral with a book value in excess of $25,000,000 in the aggregate, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien

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                                                                              82


created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (h) the guarantee contained in Section 9 hereof shall cease, for any reason, to be in full force and effect (other than as a result of a transaction permitted by subsection 6.1) or any Loan Party or any Subsidiary of any Loan Party shall so assert;

(1) then, if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above, automatically all Commitments hereunder shall immediately terminate and the Loans and Acceptances hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable without presentment, protest, demand or other notice of any kind, each of which is expressly waived by the Borrowers; and

(2) if such event is any Event of Default which is not described in clause (1) above, any or all of the following actions may be taken: (w) with the consent of the Majority Non-Extending Lenders or the Majority Secured Lenders, as the case may be, the Agent may, or upon the request of the Majority Non-Extending Lenders or the Majority Secured Lenders, as the case may be, the Agent shall, by notice to the Borrowers declare the Non-Extended Commitments or the Extended Secured Commitments, respectively, to be terminated forthwith, whereupon the Non-Extended Commitments to make Non-Extended Loans or the Extended Secured Commitments to make Extended Secured Loans, accept Acceptances and issue Letters of Credit, as applicable shall immediately terminate, (x) with the consent of the Majority Non-Extending Lenders or the Majority Secured Lenders, as the case may be, the Agent may, or upon the request of the Majority Non-Extending Lenders or the Majority Secured Lenders, the Agent shall, by notice to the Borrowers declare the Non-Extended Loans or the Extended Secured Loans and Acceptance Obligations, respectively, in each case, with accrued interest thereon and all other amounts owing under this Agreement (including, in the case of an acceleration of the Secured Obligations, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable, (y) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrowers declare all Commitments hereunder to be terminated forthwith, whereupon all Commitments to make Loans, accept Acceptances and issue Letters of Credit shall immediately terminate; and (z) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrowers, declare the Loans and Acceptance Obligations hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided in this clause
(2) and in paragraphs (a) and (c) of this Section 7, presentment, protest, demand and all other notices of any kind are hereby expressly waived by the Borrowers.

(3) With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the foregoing clause (1) or (2), GM or

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                                                                              83


GM Canada, as applicable, shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit issued on its behalf. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Secured Obligations of GM (in the case of funds in a cash collateral account opened with respect to Letters of Credit issued on GM's behalf) or GM Canada (in the case of funds in a cash collateral account opened with respect to Letters of Credit issued on GM Canada's behalf) hereunder and under the other Loan Documents to the Secured Lenders. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the applicable Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to such Borrower (or such other Person as may be lawfully entitled thereto).

                                   SECTION 8.
                                    THE AGENT

          8.1 Appointment. Each Lender hereby irrevocably designates and appoints Citicorp USA, Inc. as the Agent of such Lender and any Affiliate of such Lender holding any Non-Loan Exposure or Hedging Obligations under this Agreement and each other Loan Document, and each such Lender irrevocably authorizes Citicorp USA, Inc., as the Agent for such Lender and any such Affiliate, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or any Affiliate of such Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any Affiliates of such Lenders, for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness,

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                                                                              84


genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder. The Agent shall not be under any obligation to any Lender or any Affiliate of such Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, any counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or Majority Tranche Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request of the Majority Lenders (or to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage) or Majority Tranche Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by any Borrower hereunder.

          8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than a Default or Event of Default under subsection 7(a)) unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement or any other Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly notify the Borrowers (other than the Borrower that shall have delivered such notice to the Agent) and then give notice thereof to the Lenders (provided that, except in the case of any notice required to be provided under Section 7 prior to the occurrence of an Event of Default) the failure to notify any Borrower shall not impair any of the rights of the Agent and the Lenders with respect to the events and circumstances specified in such notice). The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders or Majority Tranche Lenders, as appropriate; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders or the Lenders in a specific Tranche, as appropriate.

          8.6 Non-Reliance on Agent and Other Lenders. Each Lender on behalf of itself and any Affiliate of such Lender holding any Non-Loan Exposure or Hedging Obligations

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                                                                              85


expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender or any such Affiliate. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender or any Affiliate of such Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective relevant Commitment Percentages in effect on the date on which indemnification is sought under this subsection 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their relevant Commitment Percentages immediately prior to such date of payment in full, but giving effect to any subsequent assignments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          8.8 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it, Acceptances accepted by it and any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the

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                                                                              86


same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          8.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrowers and following the appointment of a successor Agent in accordance with the provisions of this subsection 8.9. If the Agent shall resign as Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Agent a successor agent for the Lenders, which successor agent shall be approved by the Borrowers (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          8.10 Syndication Agents. No Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

          8.11 Irrevocable Power Of Attorney (fonde de pouvoir). Without limiting any of the foregoing provisions in favor of Agent, for the purposes of holding any security granted by any Loan Party pursuant to the laws of the Province of Quebec, including any deed of hypothec, debenture, bond or other title of indebtedness and debenture or bond pledge agreements, the Agent is hereby appointed to act as the Person holding an irrevocable power of attorney (fonde de pouvoir) pursuant to Article 2692 of the Civil Code of Quebec to act on behalf of each present and future Secured Lender. By executing an Assignment and Acceptance, each future Secured Lender shall be deemed to ratify the power of attorney (fonde de pouvoir) granted hereby. The Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of an Act Respecting the Special Powers of Legal Persons (Quebec), the Agent may, as the Person holding the power of attorney of Secured Lenders, acquire and or be the pledgee of any debentures, bonds or other titles of indebtedness secured by any hypothec granted by any Loan Party to the Agent pursuant to the laws of the Province of Quebec. Each Secured Lender hereby expressly ratifies all documents previously executed and delivered and all things previously done by the Agent as such power of attorney (fonde de pouvoir) including, without limitation, the Agent's execution and delivery of such power of attorney (fonde de pouvoir), of any deed of hypothec, debenture, bond or other title of indebtedness, debenture or bond pledge agreements or any other security granted by any Loan Party pursuant to the laws of the Province of Quebec.

                                   SECTION 9.
                                  THE GUARANTEE

          9.1 Guarantee. In order to induce the Agent and the Secured Lenders to execute and deliver this Agreement, to make or maintain the loans and other extensions of credit hereunder constituting Secured Obligations and under any agreements with respect to the Non-Loan Exposure and any Hedging Obligations and in consideration thereof:

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                                                                              87


          (a) Each of the Guarantors hereby unconditionally and irrevocably guarantees to the Secured Parties, as a primary obligation the prompt and complete payment and performance by each of the Loan Parties (or, if applicable, such Loan Party's Subsidiaries) when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than, in the case of GM, with respect to the obligations of GM in its capacity as a primary obligor). Each of the Guarantors further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or by the Secured Parties in enforcing any of their rights under the guarantee contained in this Section 9. With respect to the Obligations, the guarantee contained in this Section 9 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid in full and the Extended Secured Commitments are terminated.

          (b) Each of the Guarantors agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Secured Party on account of its liability under this Section 9, it will notify the Agent or such Secured Party, as the case may be, in writing that such payment is made under the guarantee contained in this Section 9 for such purpose. No payment or payments made by any Guarantor or any other Person or received or collected by the Agent or any Secured Party from any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Total Secured Exposure shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors under this Section 9 each of which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Secured Obligations have been indefeasibly paid in full and the Extended Secured Commitments are terminated.

          (c) Notwithstanding anything to the contrary herein or in any other Loan Document, to the extent the guarantee contained in this Section 9 also guarantees any committed or drawn and outstanding Non-Loan Exposure (excluding any ACH and overdraft arrangements) and is being released in connection with a secured refinancing of the applicable Extended Secured Commitments and the Secured Obligations, such release shall require the prior written consent of each Secured Lender affected thereby.

          (d) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Saturn and GM (other than, in the case of GM, with respect to GM's obligations in its capacity as a primary obligor) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          9.2 No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application of funds of any Guarantor by the Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Secured Party against such Guarantor or against any collateral security or guarantee or right of offset held by the Agent or any Secured Party for the payment of the Total Secured Exposure, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from either

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                                                                              88


Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Secured Lenders by each Borrower and its Affiliates on account of the Secured Obligations are indefeasibly paid in full and the Extended Secured Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights in violation of the foregoing sentence, such amount shall be held by such Guarantor in trust for the Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

          9.3 Amendments, etc. with respect to the Total Secured Exposure. Each Guarantor shall remain obligated under this Section 9 notwithstanding that, without any reservation of rights against each Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Agent or any Secured Party may be rescinded by the Agent or such Secured Parties, and any of such Obligations continued, and any such Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or the Secured Parties, and this Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or the Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or the Secured Parties for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Subject to any applicable law, neither the Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Obligations or for the guarantee contained in this Section 9 or any property subject thereto.

          9.4 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Secured Party upon the guarantee contained in this Section 9 or acceptance of the guarantee contained in this Section 9; the Obligations, and any part thereof, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantee contained in this Section 9; and all dealings between the Borrowers and any Guarantor, on the one hand, and the Agent and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 9. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon each Borrower or Guarantor with respect to the Obligations, it being understood that no Guarantor shall be required to make any payment under this Section 9 until demand therefor shall have been made by the Agent in accordance with subsection 10.2 hereof. The guarantee contained in this Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any other provision of this Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower against the Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or any

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                                                                              89


Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Borrower for the Obligations, or of the Guarantors under this Section 9, in bankruptcy or in any other instance. When the Agent or any Secured Party is pursuing its rights and remedies under this Section 9 against any Guarantor, the Agent or any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against either Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Secured Party to pursue such other rights or remedies or to collect any payments from either Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantors of any liability under this Section 9, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Secured Parties against the Guarantors.

          9.5 Reinstatement. The guarantee contained in this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or Saturn or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or Saturn or any substantial part of its property, or otherwise, all as though such payments had not been made.

                                   SECTION 10.
                                  MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with each affected Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrowers hereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, that, except as provided below, with respect to written amendments, supplements or modifications hereto for the purpose of adding any provision to this Agreement which only affect a particular Tranche or changing in any manner the rights of only those Lenders participating in a particular Tranche or of only certain of the Borrower(s) hereunder, such amendment, supplement or modification shall only require the written consent of the Majority Tranche A Lenders, the Majority Tranche B Lenders or the Majority Tranche C Lenders, as appropriate depending on the affected Tranche, the affected Borrower(s) and the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Agent and all future holders of the obligations owing hereunder; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount of any Loan, or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of

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                                                                              90


each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Majority Lenders, Majority Tranche A Lenders, the Majority Tranche B Lenders or the Majority Tranche C Lenders, without the written consent of, respectively, all of the Lenders, all the Tranche A Lenders, all the Tranche B Lenders or all the Tranche C Lenders, or (iii) consent to the assignment or transfer by any of the Borrowers of any of its rights and obligations under this Agreement, without the written consent of (A) with respect to an assignment or transfer by GM, all the Tranche A Lenders, (B) with respect to an assignment or transfer by Opel or Eisenach (other than an assignment or transfer from Eisenach to Opel), all the Tranche B Lenders, and (C) with respect to an assignment or transfer by GMCC, all the Tranche C Lenders, or (iv) amend, modify or waive any provision applicable to a Competitive Bid Loan without the prior written consent of the Lender of such Competitive Bid Loan, or (v) amend, modify or waive any provision of Section 8 or any other provision of this Agreement governing the rights or obligations of the Agent without the written consent of the then Agent, or (vi) release Opel from its obligations under Section 9 hereof without the written consent of each Tranche B Lender. In the case of any waiver, the Borrowers, the Lenders and the Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.1A Additional Amendment Provisions. Except as provided below, with respect to written amendments, supplements or modifications hereto for the purpose of adding any provision to this Agreement which only affect a particular Tranche or changing in any manner the rights of only those Lenders participating in a particular Tranche or of only certain of the Borrower(s) hereunder, such amendment, supplement or modification shall only require the written consent of the applicable Majority Tranche Lenders, as appropriate depending on the affected Tranche, the affected Borrower(s) and the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Agent and all future holders of the obligations owing hereunder. Notwithstanding anything to the contrary in subsection 10.1, no waiver, amendment, supplement or modification of this Agreement shall (a) reduce the percentage specified in the definition of Majority Tranche Lenders with respect to any Tranche without the written consent of all Lenders under such Tranche, (b) (i) release all or substantially all of the Collateral or release any Guarantor from their obligations hereunder or under any other Loan Document (except for any release permitted under subsection 10.13) or (ii) amend, modify or waive subsection 10.7 or (iii) amend, modify or waive any provision of this subsection 10.1A or (iv) consent to the assignment or transfer by either GM or GM Canada of any of its rights and obligations under this Agreement or the other Loan Documents, in each case without the consent of 100% of the Secured Lenders, (c) amend, modify or waive any provision of this Agreement or any other Loan Document that adversely affects either of the US Secured Lenders or the Canadian/US Secured Lenders, without the consent of the Majority US Secured Lenders or the Majority Canadian/US Secured Lenders, respectively, (d) amend, modify or waive any of the provisions of paragraphs (a), (b), (c) or (d) of subsection 2.16 relating to the Secured Lenders, in each case, without the consent of each Secured Lender adversely affected thereby or (e) amend, modify or waive any provision of subsection 2A without the written consent of the Issuing Bank. Notwithstanding anything to the contrary in subsection 10.1, the consent of the Majority Lenders shall not be required for the waivers, amendments or modifications set forth in clauses (a)

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                                                                              91


through (e) of this subsection 10.1A. Notwithstanding anything to the contrary herein, the Agent may, with the consent of the Borrowers, amend, modify or supplement any provision of this Agreement relating to the Secured Obligations, the US Secured Tranche or the Canadian/US Secured Tranche to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification, or supplement does not adversely affect the rights of any Lender or any Issuing Bank.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of overnight courier, facsimile or telecopy notice, when received, or (other than in the case of GM Canada) four days after being deposited in the mail, postage prepaid addressed as follows in the case of each Borrower and the Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

          The Borrowers:

               General Motors Corporation
               767 Fifth Avenue
               New York, New York 10153
               Attention: Treasurer
               Telecopy: (212) 418-3632

               with a copy to:

               Office of the Secretary
               General Motors Corporation
               300 Renaissance Center
               Detroit, Michigan 48265-3000

               and with a copy to:

               Weil Gotshal & Manges, LLP
               767 Fifth Avenue
               New York, New York 10153-0119
               Attention: Soo-Jin Shim
               Telecopy: 212-310-8007

               General Motors of Canada Limited
               1908 Colonel Sam Drive
               Oshawa, Ontario, Canada
               L1H 8P7
               Attention: Treasurer, with a copy to,
               Vice President, Finance
               Telecopy: 905-644-7772

The Agent:

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                                                                              92


               Citicorp USA, Inc.
               Global Loans Support Services
               Two Penns Way, Suite 200
               New Castle, Delaware 19720
               Attention: Carin Seals
               Telecopy: 212-994-0961;


provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 2.3, 2.4, 2.5, 2.7, 2.8 or 2.9 shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5 Payment of Expenses and Taxes. Each Borrower agrees, on a pro rata basis as determined by GM, (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (which fees and disbursements of counsel shall be paid on the date which is, (i) in the case of the amendment and restatement dated as of July 20, 2006, the later of (A) thirty days following the Effective Date and (B) ten Business Days after the delivery of any invoice related thereto and (ii) in all other cases, the date which is ten Business Days after the delivery of any invoice related thereto), (b) to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses reasonably incurred in connection with the enforcement of any rights under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the several Lenders (other than those incurred in connection with the compliance by the relevant Lender with the provisions of subsection 2.21(a)), and (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by any Borrower in paying, stamp, excise and other similar taxes (other than any Non-Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that no Borrower shall have any obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection
10.5 shall survive repayment of the Loans, Acceptance Obligations and Reimbursement Obligations and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues Letters of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder except as provided in subsection 6.1 or clause (iii) of the proviso of Subsection 10.1 and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the relevant Borrower, provided that no consent of such Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 7(a) or (e) has occurred and is continuing, any other Person;

               (B) the Agent, provided that no consent of the Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment; and

               (C) with respect to the Canadian/US Secured Tranche, the Issuing Banks (not to be unreasonably withheld), provided that no consent of any Issuing Bank shall be required for an assignment to an Assignee that is a Lender or an Affiliate of a Lender.

               (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the relevant Borrower and the Agent otherwise consent, provided that (1) no such consent of such Borrower shall be required if an Event of Default under Section 7(a) or (e) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance substantially in the form of Exhibit E (an "Assignment and Acceptance"), together with a processing and recordation fee of $3,500;

               (C) the Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire;

               (D) in the case of an assignment by a Canadian/US Secured Lender, the Assignee or its Applicable Lending Office for GM Canada shall be a Qualifying Canadian/US Lender; and

               (E) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1 and (2) directly affects such CLO.

          For the purposes of this subsection 10.6, the terms "Approved Fund" and "CLO" have the following meanings:

          "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.18, 2.19,
     2.20 and 10.5); provided that no Assignee shall then be entitled to receive any greater amount pursuant to subsections 2.17, 2.18, 2.19 or 2.20 than the assigning Lender would have been entitled to receive thereunder in respect of the rights and obligations assigned by such assigning Lender to such Assignee had no such assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph
     (c) of this subsection.

               (iv) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans, Acceptances, Acceptance Equivalent Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded, and each Borrower, the Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Agent shall provide a copy of the Register to each Borrower on a monthly basis.

               (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

          (c) (i) Any Lender may, without the consent of the relevant Borrower or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and the Acceptance Obligations owing to it or any Letter of Credit participated in by such Lender); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(C) the relevant Borrower, the Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (D) such Lender shall have given prior written notice to the relevant Borrower of the identity of such Participant. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender or each Lender in a particular Tranche directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1 or subsection 10.1A and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this subsection, each Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18, 2.19, 2.20 and 10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.

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                                                                              96


               (ii) A Participant shall not be entitled to receive any greater payment under subsection 2.17, 2.18, 2.19, 2.20 and 10.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with GM's prior written consent, and GM Canada's prior written consent in the case of participations under the Canadian/US Secured Tranche. Any Participant that is a Non-US Lender shall not be entitled to the benefits of subsection 2.19 unless such Participant complies with subsection 2.19(b).

          (d) Each Lender shall maintain at its office a copy of each participation agreement to which it is a party and a register for the recordation of the names and addresses of the Participants under such participation agreement and the Commitments of, the principal amount of, and any interest on, the Loans, Acceptances, Acceptance Equivalent Loans and L/C Obligations owing to and paid to each Participant pursuant to the terms hereof from time to time.

          (e) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, each Borrower hereby agrees that, upon request of any Lender at any time and from time to time after such Borrower has made its initial Borrowing hereunder, such Borrower shall provide to such Lender, at such Borrower's own expense, a promissory note, substantially in the form of Exhibit G, evidencing the Revolving Credit Loans owing to such Lender.

          (f) On or prior to the effective date of an assignment, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the relevant Borrower shall, upon the request to the Agent made at the time of such assignment by the assigning Lender or the Assignee, as applicable, execute and deliver to the Agent (in exchange for the outstanding Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the amount of such Assignee's Loan owing to it. Any such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Agent to the relevant Borrower marked "cancelled".

          (g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the relevant Borrower or the Agent and without regard to the limitations set forth in subsection 10.6(b) (other than subsection 10.6(b)(ii)(D)); provided, that no Conduit Lender shall be entitled to receive any greater amount pursuant to subsections 2.17, 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender. In addition, any Conduit Lender may disclose, on a confidential basis, the existence and terms of the Loans it has funded to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such Conduit Lender; provided that no such Person shall receive any confidential financial information with respect to any Borrower unless such Person has complied with subsection 10.6(h) as if such Person were a Transferee. Each Borrower, each Lender and the Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense (including legal expenses) arising out of its designation of a Conduit Lender, including but without limitations to, inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          (h) Notwithstanding anything to the contrary contained herein, any Lender may sell, transfer, assign or grant participations in all or any part of the Competitive Loans made by it.

          (i) Each Borrower authorizes each Lender to disclose to any prospective Participant, any Participant or any prospective Assignee (each, a "Transferee") any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to all Lenders by or on behalf of such Borrower in connection with their respective credit evaluations of such Borrower and its Affiliates prior to becoming a party to this Agreement; provided that (i) such Transferee has executed and delivered to such Borrower a written confidentiality agreement substantially in the form of that which has been executed and delivered by each Lender prior to the date hereof and (ii) in the case of any information other than that contained in the Confidential Information Memorandum, dated June 2006, such Borrower has been informed of the identity of such Transferee and has consented (such consent not to be unreasonably withheld) to the disclosure of such information thereto. Nothing contained in this subsection 10.6(i) shall be deemed to prohibit the delivery to any Transferee of any financial information which is otherwise publicly available.

          (j) Notwithstanding anything herein to the contrary, any Person subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such Person) may disclose to any and all Persons, without limitation of any kind, such Person's US federal income tax treatment and the US federal income tax structure of the transactions contemplated by this Agreement relating to such Person and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such Person shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          10.7 Adjustments; Collection Allocation Mechanism. (a) (i) in the case of the Non-Extending Lenders, at any time and (ii) in the case of the Secured Lenders, at any time prior to the CAM Date, if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or Acceptances, its participations in Letters of Credit, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), such that it has received aggregate payments or collateral on account of its extensions of credit in any Tranche in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's extensions of credit in such Tranche which are then due and payable, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's extensions of credit in such Tranche, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders participating in such Tranche; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest.

          (b) In the case of the Secured Lenders, at any time on or after the CAM Date, notwithstanding anything to the contrary contained in subsection 2.16(b) or (c), each payment received by the Agent pursuant to any Loan Document in respect of the Secured Obligations of each Loan Party and each Letter of Credit, and each distribution made by the Agent pursuant to any Security Document in respect of such Secured Obligations, shall be distributed to the Secured Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Secured Lender on or after the CAM Date, including by way of set-off, in respect of the Secured Obligations shall be paid over to the Agent for distribution to the Secured Lenders in accordance with the provisions of the next preceding sentence. In furtherance of the forgoing and in order to effect the allocation of payments and distributions provided for in this paragraph (b), on the date of each such payment or distribution, each Secured Lender shall be deemed to have sold and purchased participations in the Secured Obligations, the unfunded US Secured Commitments and the Canadian/US Secured Commitments held by it such that, following such deemed exchange, each Secured Lender holds, directly or through its Applicable Lending Office, an interest in each one of the Extended Secured Loans, L/C Obligations and other extensions of credit, and in the unfunded US Secured Commitments and Canadian/US Secured Commitments, equal to such Secured Lender's CAM Percentage (the "CAM Exchange"). For purposes of calculating the appropriate amount to be exchanged in connection with the deemed exchange of interests pursuant to this paragraph, the interest in the Extended Secured Loans, L/C Obligations and other extensions of credit denominated in Canadian Dollars shall be converted into the Dollar Equivalent thereof. Each Secured Lender consents and agrees to the CAM Exchange, and each Secured Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Extended Secured Loan, L/C Obligations and other extensions of credit, or in any US Secured Commitment or Canadian/US Secured Commitment, hereunder; provided that none of the provisions for the sharing and allocation of payments and distributions provided for in this subsection 10.7 shall alter or affect the provisions of subsection 10.17 hereof.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.11 Jurisdiction; Consent to Service of Process. (a) Each
Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. GM Canada designates and directs GM at its offices at 767 Fifth Avenue, New York, New York 10153, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in this subsection 10.11 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon GM Canada and that failure of GM to give any notice of such service to GM Canada shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon. GM hereby accepts such designation and direction by GM Canada to serve as agent to receive service for each as per the immediately preceding sentence. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each Borrower to this Agreement irrevocably consents to service of process in the manner provided for notices in subsection 10.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          10.12 Waiver of Defaults and Events of Default. On and as of the Effective Date, all Defaults and Events of Default, if any, existing under the Existing Credit Agreement on or prior to such date are hereby waived.

          10.13 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1A) to take any action requested by the Borrowers having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1A or (ii) under the circumstances described in paragraphs (b) and (c) below.

          (b) At such time as the Extended Secured Loans, the Acceptance Obligations, the Reimbursement Obligations and the other obligations under the Loan Documents relating to the US Secured Tranche and the Canadian/US Secured Tranche shall have been paid in full, the Extended Secured Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantors shall be released from the guarantee obligations created pursuant to Section 9 hereof, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

          (c) At such time as the Canadian Secured Obligations shall have been paid in full, the Commitments to GM Canada have been terminated and no Letters of Credit issued on behalf of GM Canada shall be outstanding, upon notice from GM and GM Canada, GM Canada shall cease to be a Borrower hereunder, the Canadian Collateral shall be released from the Liens created by the Canadian Security Documents and all obligations (other than those expressly stated to survive such termination) of the Agent and GM Canada under the Canadian Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

          (d) Upon the request of GM, all Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Agent and each Loan Party under the Security Documents shall terminate if, at any date (a "Release Date"), GM has senior unsecured long-term debt outstanding, without third party credit enhancement, and receives at least two of the following ratings with respect to such senior secured long-term debt: (i) BBB- or better by S&P, (ii) Baa3 or better by Moody's and (iii) BBB- or better by Fitch, in each case, with a stable outlook or better. If, at any date following a Release Date, the rating of GM's senior unsecured long term debt outstanding, without third party credit enhancement, shall be rated by two or more of S&P, Moody's or Fitch at a rate lower than the rate set forth in the preceding sentence, the Borrowers shall promptly, and in any event within 30 days of such date, enter into documentation reasonably requested by the Agent so as to cause the Extended Secured Loans, the Non-Loan Exposure to be secured on the same basis as such obligations were secured prior to the Release Date.

          (e) Notwithstanding anything to the contrary above, to the extent any Collateral released pursuant to this subsection also secures any committed or drawn and outstanding Non-Loan Exposure (excluding any ACH and overdraft arrangements) and is being released in connection with a secured refinancing of the applicable Extended Secured Commitments and the

Secured Obligations, such release shall require the prior written consent of each Secured Lender affected thereby.

          10.14 Collateral Matters Relating to Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Non-Loan Exposure or Hedging Obligations (collectively, "Related Obligations") solely on the condition and understanding, as among the Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Agent shall hold, and have the right and power to act with respect to, the guarantee contained in Section 9 and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Agent is otherwise acting solely as agent for the Lenders and the Issuing Banks and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the guarantee contained in Section 9, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Agent and the Secured Lenders required to vote with respect thereto, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, L/C Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby and (d) no holder of Related Obligations and no other Secured Party (except the Agent, the Secured Lenders and the Issuing Banks, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents.

          10.15 Effect of Amendment and Restatement of Existing Credit Agreement. On the Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations under the Existing Credit Agreement as in effect prior to the Effective Date and (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement.

          10.16 Joint and Several Obligations. Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a "secured creditor" (as such term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then the Canadian Secured Obligations only shall be several obligations and not joint or joint and several obligations.

          10.17 Limitations on GM Canada. Notwithstanding anything to the contrary set forth in any Loan Document, the Loan Documents shall be limited so that (i) no Canadian Collateral or any other asset of GM Canada shall be pledged or shall otherwise serve as security for any Obligation other than the Canadian Total Secured Exposure, (ii) GM Canada shall in no event guaranty any Obligation (other than any Non-Loan Exposure with respect to its Subsidiaries exceeding the Canadian Non-Loan Exposure Cap) and (iii) all payments by GM Canada hereunder and under the other Loan Documents shall be credited solely to the payment of the Canadian Secured Obligations.

          10.18 USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

          10.19 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM.

      Remainder of page left blank intentionally; signature pages to follow

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        GENERAL MOTORS CORPORATION,
                                        as a Borrower and as a Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

           [Signature Page to Amended and Restated Credit Agreement]

                                        GENERAL MOTORS OF CANADA LIMITED,
                                        as a Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

           [Signature Page to Amended and Restated Credit Agreement]

                                        SATURN CORPORATION,
                                        as Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

            [Signature Page to Amended and Restated Credit Agreement]

                                        CITICORP USA, INC.,
                                        as Agent and as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

            [Signature Page to Amended and Restated Credit Agreement]

                                                               EXECUTION VERSION

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                           GENERAL MOTORS CORPORATION,
                        GENERAL MOTORS OF CANADA LIMITED,
                               each as a Borrower

               GENERAL MOTORS CORPORATION AND SATURN CORPORATION,
                               each as a Guarantor

                               The Several Lenders
                        from Time to Time Parties Hereto

                               CITICORP USA, INC.,
                             as Administrative Agent

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                              as Syndication Agent

                            Dated as of July 20, 2006

================================================================================

                        CITIGROUP GLOBAL MARKETS INC. and
                          J.P. MORGAN SECURITIES INC.,
                   as Co-Lead Arrangers and Joint Bookrunners

                        DEUTSCHE BANK SECURITIES INC. and
                         BANC OF AMERICA SECURITIES LLC,
                              as Co-Lead Arrangers

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINITIONS...................................................      1

   1.1   Defined Terms...................................................      1
   1.2   Other Definitional Provisions...................................     27

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS...............................     27

   2.1   Commitments.....................................................     27
   2.2   Procedure for Borrowing Non-Extended Loans......................     30
   2.3   Procedure for Borrowing Extended Secured Loans..................     30
   2.4   Acceptances.....................................................     32
   2.5   Competitive Borrowings..........................................     37
   2.6   Money Market Advances...........................................     40
   2.7   Termination or Reduction of Commitments.........................     41
   2.8   Prepayments.....................................................     42
   2.9   Conversion and Continuation Options.............................     43
   2.10  Minimum Amounts of Eurodollar Borrowings........................     43
   2.11  Repayment of Loans; Evidence of Debt............................     44
   2.12  Interest Rates and Payment Dates for Non-Extended Loans.........     45
   2.13  Facility Fee....................................................     47
   2.14  Computation of Interest and Fees................................     48
   2.15  Inability to Determine Interest Rate............................     49
   2.16  Pro Rata Treatment and Payments.................................     49
   2.17  Illegality......................................................     52
   2.18  Increased Costs.................................................     54
   2.19  Taxes...........................................................     55
   2.20  Indemnity.......................................................     58

                                                                            Page
                                                                            ----
   2.21  Notice of Amounts Payable; Relocation of Lending Office;
            Mandatory Assignment.........................................     58
   2.22  Controls; Currency Exchange Rate Fluctuations...................     59
   2.23  Judgment Currency...............................................     60
   2.24  Replacement of Lenders..........................................     60

SECTION 2A. LETTERS OF CREDIT............................................     61

   2A.1  L/C Commitment..................................................     61
   2A.2  Procedure for Issuance of Letter of Credit......................     61
   2A.3  Fees and Other Charges..........................................     62
   2A.4  L/C Participations..............................................     62
   2A.5  Reimbursement Obligation of the Borrowers.......................     63
   2A.6  Obligations Absolute............................................     64
   2A.7  Letter of Credit Payments.......................................     64

SECTION 3. REPRESENTATIONS AND WARRANTIES................................     65

   3.1   Financial Condition.............................................     65
   3.2   Corporate Existence.............................................     65
   3.3   Corporate Power; Authorization; Enforceable Obligations.........     65
   3.4   No Legal Bar....................................................     65
   3.5   No Material Litigation..........................................     66
   3.6   Federal Regulations.............................................     66
   3.7   Investment Company Act..........................................     66
   3.8   ERISA...........................................................     66
   3.9   No Material Misstatements.......................................     66
   3.10  Purpose of Loans................................................     66
   3.11  Pari Passu......................................................     66
   3.12  Security Documents..............................................     67

                                                                            Page
                                                                            ----
   3.13  Canadian Collateral.............................................     67
   3.14  Environmental Matters...........................................     68
   3.15  Canadian Pension Plans..........................................     68

SECTION 4. CONDITIONS PRECEDENT..........................................     68

   4.1   Conditions to Initial Loans.....................................     68
   4.2   Conditions to Each Loan.........................................     70
   4.3   Additional Conditions to each Secured Loan......................     71

SECTION 5. AFFIRMATIVE COVENANTS.........................................     71

   5.1   Financial Statements............................................     71
   5.2   Certificates; Other Information.................................     72
   5.3   Notices.........................................................     74
   5.4   Conduct of Business and Maintenance of Existence................     74
   5.5   Additional Collateral, etc......................................     74
   5.6   Environmental Matters...........................................     74

SECTION 6. NEGATIVE COVENANTS............................................     75

   6.1   Merger, Consolidation, etc......................................     75
   6.2   Limitations on Liens............................................     75
   6.3   Limitation on Sale and Lease-Back...............................     78
   6.4   Limitation on Dispositions of Collateral........................     79
   6.5   Change of Control...............................................     80
   6.6   Effective US Collateral Value...................................     80
   6.7   Effective Canadian Collateral Value.............................     80
   6.8   Material Production Event Period................................     80
   6.9   Canadian Pension Plans..........................................     80

SECTION 7. EVENTS OF DEFAULT.............................................     80

SECTION 8. THE AGENT.....................................................     83

                                                                            Page
                                                                            ----
   8.1   Appointment.....................................................     83
   8.2   Delegation of Duties............................................     83
   8.3   Exculpatory Provisions..........................................     83
   8.4   Reliance by Agent...............................................     84
   8.5   Notice of Default...............................................     84
   8.6   Non-Reliance on Agent and Other Lenders.........................     84
   8.7   Indemnification.................................................     85
   8.8   Agent in Its Individual Capacity................................     85
   8.9   Successor Agent.................................................     86
   8.10  Syndication Agents..............................................     86
   8.11  Irrevocable Power Of Attorney (fonde de pouvoir)................     86

SECTION 9. THE GUARANTEE.................................................     86

   9.1   Guarantee.......................................................     86
   9.2   No Subrogation..................................................     87
   9.3   Amendments, etc. with respect to the Total Secured Exposure.....     88
   9.4   Guarantee Absolute and Unconditional............................     88
   9.5   Reinstatement...................................................     89

SECTION 10. MISCELLANEOUS................................................     89

   10.1  Amendments and Waivers..........................................     89
   10.1A Additional Amendment Provisions.................................     90
   10.2  Notices.........................................................     91
   10.3  No Waiver; Cumulative Remedies..................................     92
   10.4  Survival of Representations and Warranties......................     92
   10.5  Payment of Expenses and Taxes...................................     92
   10.6  Successors and Assigns; Participations and Assignments..........     93
   10.7  Adjustments; Collection Allocation Mechanism....................     97

                                                                            Page
                                                                            ----
   10.8  Counterparts....................................................     98
   10.9  Severability....................................................     98
   10.10 GOVERNING LAW...................................................     99
   10.11 Jurisdiction; Consent to Service of Process.....................     99
   10.12 Waiver of Defaults and Events of Default........................     99
   10.13 Releases of Guarantees and Liens................................    100
   10.14 Collateral Matters Relating to Related Obligations..............    101
   10.15 Effect of Amendment and Restatement of Existing Credit
            Agreement....................................................    101
   10.16 Joint and Several Obligations...................................    101
   10.17 Limitations on GM Canada........................................    102
   10.18 USA Patriot Act.................................................    102
   10.19 WAIVER OF JURY TRIAL............................................    102


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

SCHEDULES

I              Commitments
II             Addresses for Notices
III            Non-Loan Schedule
IV             Canadian Collateral and Locations
3.12(b)        Filings
4.19(b)        Debenture Filing Offices
6.1(b)(viii)   Liens

EXHIBITS

A     Competitive Bid Request
B     Invitation for Competitive Bids
C     Competitive Bid
D     Competitive Bid Accept/Reject Letter
E     Assignment and Acceptance
F-1   Opinion of Weil, Gotshal & Manges LLP, special counsel for GM
F-2   Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for GM Canada
F-3   Opinion of Martin I. Darvick, counsel for GM
F-4   Opinion of Santamarina y Steta S.C., Mexican counsel for GM
F-5   Opinion of Neil Macdonald, counsel for GM Canada
G     Promissory Note
H     Money Market Advance Confirmation
I     Compliance Certificate
J     Increasing Lender Addendum
K     Additional Lender Addendum
L     Canadian General Security Agreement
M     Debenture
N     Discount Note
O     Hypothec
P     Mexican Stock Pledge Agreement
Q     US Security Agreement
R     Notice of Drawing


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